)                 4177852                tS s     W:

     Marshall J. Emas,Esq. ~1 ~ | ~ ~j.
     English, McCaughan 8cO'B'yan, P.A. gpc~ l'\ ~ Ci; n 11
     100 N.E. ThW Avenue, Suite 1100 ~q~'~&\ \\ \
     Fort Lauderdale, FL 33301-1146 S

     THIS AMENDED AND RESTATED FIRST Moll~GAGEg/ND SECURITY AGREEMENT AND NOTICE AND AGREEMENT OF FUTI~YAffCE AMENDS, INCREASES AND RESTATES THAT CERTAIN MORTGAGE DESCRIBED IN THE RECITALS SET FORTH BELOW. FULL DOCUMENTARY STAMP AND INTANGIBLE TAX HAS BEEN PAID ON THE AMOUNT SECURED BY THE MORTGAGE DESCRIBED IN THE RECITALS. CONCURRENTLY HEREWITH, MORTGAGEE HAS ADVANCED AN ADDITIONAL $1,008,653.29 AS EVIDENCED BY THE SEASIDE ADDITIONAL ADVANCE NOTE WHICH HAS BEEN CONSOLIDATED INTO THE NOTE SECURED HEREBY. ADDITIONAL DOCUMENTARY STAMP AND INTANGIBLE TAX IS BEING PAID ON THE PRINCIPAL AMOUNT OF THE SEASIDE ADDITIONAL ADVANCE NOTE SO THAT ALL DOCUMENTARY STAMP AND INTANGIBLE TAXES DUE ON THE NOTE SECURED HEREBY HAVE BEEN PAID.

               - AMENDED AND RESTATED FIRST

                                   MORTGAGE AND SECURITY
                                        AGREEMENT AND
     NOTICE AND AGREEMENT OF FUTURE ADVANCE

         THIS AMENDED AND RESTATED FIRST MORTGAGE AND SECURITY AGREEMENT AND NOTICE AND AGREEMENT OF FUTURE ADVANCE (this "Mortgage") is made as ofthe 30th day of May, 1997, by SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP, an Ohio limited partnership, fonnerly known as Captiva Resort Company Limited Partnership ("SSPC") ("Mortgagor") in favor of CREDIT LYONNAIS NEW YORK BRANCH ("CLNY"), BARNETT BANK, N.A., a national banking association ("Barrett") and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA") (CLNY, Barnett and FINOVA are, hereafter, individually and collectively referred to as "Mortgagee") and CLNY as agent for Mortgagee (and, in such capacity, "Agent").

         WHEREAS, by that certain Assignment of Loan Documents (Seaside) and by that certain Assignment of Note and Mortgage (Seaside) (the foregoing assignments are, collectively, the "Seaside Assignment") executed concurrently herewith and intended to be recorded immediately preceding the recording of this Mortgage, Barnett has assigned, transferred and conveyed all of its right, title and interest in the documents and instruments described therein (including, without limitation, that certain Mortgage and Security Agreement dated December 23, 1986, recorded in Official Records Book 1887, Page 1153, as modified by Receipt for Future Advance dated

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
March 15, 1988, recorded in Official Records Book 1977,
     Page 43, Mortgage Modification Extension Agreement dated March 15, 1988, recorded in Official Records Book 1977, Page 44, Mortgage Modification Agreement dated February 1,1990, recorded in Of ficial Records Book 2125, Page 3822, Receipt for Future Advance dated February 1, 1990, recorded in Of ficial Records Book 2125, Page 3824, Modification of Mortgage and Other Documents dated June 20, 1995, recorded in Official Records Book 2613, Page 3587, and Assumption and Modification Agreement dated January 6, 1997, recorded January 6, 1997, in Of ficial Records Book 2779 at Page 179, all of the Public Records of Lee County, Florida (collectively, the "Existing Seaside Mortgage"), the Renewal Commercial Promissory Note described therein in the original principal amount of $2,566,146.71 (the "Existing Seaside Note") and the loan evidenced as secured thereby (the "Existing Seaside Loan")) to Mortgagee, so that Mortgagee is now the sole owner and holder thereof; and

         WHEREAS, Mortgagee has agreed to advance additional sums to the Mortgagor as evidenced by the Seaside Additional Advance Note (the "Additional Advance Note") of even date herewith in the original principal amount of ONE MILLION EIGHT THOUSAND SW HUNDRED FIFTY-THREE AND 29/100 DOLLARS
     ($ 1,008,653.29), which Additional Advance Note has been consolidated with the Existing Seaside Note and amended and restated as the Seaside Consolidated, Amended and Restated Revolving Credit Note Hereafter, the "Note") of even date herewith in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($3,500,000.00) DOLLARS;

     WHEREAS, the Note shall hereafter constitute the "Note" described in this Mortgage;

         WHEREAS, Mortgagor and Mortgagee desire by the execution, delivery and recording of this Mortgage, to amend, modify, increase and restate the Existing Seaside
     Mortgage, so that all the terms and conditions shall be modified and restated in their entirety in this Mortgage, and to cause this Mortgage to secure the Note and performance of all obligations hereafter described.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and the covenants and agreements hereinafter set forth, the adequacy and receipt of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree as follows:

     TERMS:

         A. Incorporation of Recitals: The recitals set forth above are true and correct and are incorporated herein by reference.

         B. Confirmation of Advancement of Sums Under Note:
     Mortgagor confirms that Mortgagee has advanced sums under the Additional Advance Note and the recording of this Mortgage constitutes a notice of the future advance of sums under the Additional Advance Note. The Existing Seaside Note and the Additional Advance Note have been consolidated and renewed by the Note. The Note shall continue to be secured by the first lien of this Mortgage with the same force, effect and priority as originally described in the Existing Seaside Mortgage.

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
    C. No Novation:Lien Priority: This Mortgage does not constitute a novation of the Existing Seaside Mortgage, or any other document evidencing or securing the Existing Seaside Loan. Nothing herein shall be construed to alter or affect the priority of the liens created by the Existing Seaside Mortgage or any other documents relating thereto, which liens shall continue to be first liens and maintained and preserved, and be superior to, any and all other encumbrances and interests affecting the collateral under this Mortgage or the other documents.

         D. References in Existing Seaside Mortgage: All references to the "Security Documents" shall, hereafter, mean and include the "Security Documents" described in this Mortgage, the documents described in the Recitals to this Mortgage and all amendments, modifications and supplements to any or all of the foregoing (whether executed prior to or concurrently with this Mortgage).

         E. Payment of State Documentary or Intangible Tax: It is represented by Mortgagor to Mortgagee that there is neither documentary stamp tax nor intangible personal property tax due the State of Florida with respect to any of the prior transactions referenced herein that have not been paid. In the event the State of Florida requires payment of additional documentary stamp taxes or intangible personal property taxes in connection therewith, Mortgagor shall promptly pay for the same, plus any interest or penalties imposed in connection therewith, and will indemnify, defend and hold Mortgagee harmless from and against any liability, cost or expense, including, without limitation, attorneys' fees at trial and appellate levels. This Mortgage shall also secure perfommance of the Mortgagor's agreement in this paragraph.

         F. Affirmation and Ratification: The Existing Seaside Mortgage, and all of the obligations, covenants and undertakings therein, as restated and modified herein, are hereby ratified and affirmed by Mortgagor in all respects and Mortgagor shall continue to be bound thereby. Mortgagor confirms that all representations and warranties set forth in the Existing Seaside Mortgage are and remain true and correct.

         G. Restatement of Mortgage: Mortgagor and Mortgagee desire to amend and restate the Existing Seaside Mortgage in its entirety as described below and intend that the Note and all obligations relating thereto or as set forth in the "Security Documents" hereafter described be secured, among other things, by this Mortgage. The Existing Seaside Mortgage is hereby amended and restated in its entirety as follows:

         IN CONSIDERATION of the aggregate sums set forth in the Note and any written amendments or modifications thereto, and to secure the payment of principal, interest and other sums described therein contained in or arising out of the Security Documents, in accordance with the temms, provisions and limitations of this Mortgage, and the perfommance of the covenants and agreements herein contained, Mortgagor does hereby grant, bargain, sell, alien, remise, release, convey, warrant, mortgage, pledge, assign, transfer and confirm-to the Mortgagee, its successors and

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
assigns, in fee simple, all that certain property (the
     "Land") in Lee County, State of Florida, more particularly described in Exhibit "A" attached hereto and made a part hereof;

     TOGETHER WITH:

         A. All buildings, structures and improvements now existing and/or hereafter constructed, placed or erected on the Land;

         B. All appurtenances, servitudes, rights, ways, privileges, prescriptions, water rights (including riparian and littoral rights) accretions and advantages that in any way now or hereafter belong to or pertain to the Land: and, all right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any land lying in the bed of any street, road, or avenue, open or proposed, in front of or adjoining the Land;

         C. All fixtures, whether contained in, located on or appurtenant to the Land and whether or not pemnanently affixed to or used in connection with the Land, or which may hereafter from time to time be placed thereon, and any warranties, guaranties, accessions, substitutions or replacements thereof;

         D. All other interests of every kind and character which Mortgagor now has or at any time hereafter acquires, in and to the Land and/or in and to all improvements now or hereafter thereon, which are used in connection with the development, construction, improvement or operation of the Land;

         E. All awards and settlements hereafter made by virtue of any exercise of the right of condemnation or eminent domain by any authority, including any award for damage to or taking of title to the land, or any part thereof, or the possession thereof, or any right to any easement affecting the Land or appurtenant thereto (including any award for any change of grade of streets), and the proceeds of all sales in lieu of condemnation;

         F. All awards and settlements hereafter made, and all insurance proceeds hereafter paid, for any damage to the "Mortgaged Premises" (as defined below) and all unearned insurance premiums on any insurance policies maintained by Mortgagor;

         G. defined); and

     All awards and refunds hereafter made with respect to any "Impositions" (as hereafter

         The Land and all property and interests described or referred to above, as well as any proceeds, products, replacements, improvements, substitutions, renewals, accessories and appurtenances thereto, constitute and will hereinafter be referred to collectively as the "Mortgaged Premises."

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    TO HAVE AND TO HOLD the Mortgaged Premises unto the
     Mortgagee and its successors and assigns forever.

         AND, Mortgagor covenants with the Mortgagee, that Mortgagor is indefeasibly seized of the Mortgaged Premises in fee simple or leasehold; that the Mortgagor has full power and lawful right to convey the Mortgaged Premises in fee simple; that it shall be lawful for Mortgagee at all times peaceably and quietly to enter upon, hold, occupy and enjoy the Mortgaged Premises; that the Mortgaged Premises are free from all encumbrances except as approved by Mortgagee in writing (the "Permitted Encumbrances"); that Mortgagor will make such further assurances to perfect the fee simple title to the Mortgaged Premises in Mortgagee as may reasonably be required and that Mortgagor does hereby fully warrant the title to the Mortgaged Premises and will defend the same against the lawful claims of all persons whomsoever.

         PROVIDED, ALWAYS, that if the Mortgagor shall pay unto the Mortgagee, its successors or assigns, the sum of money mentioned in the Note secured hereby, made payable to the order of and delivered to the Mortgagee, in and by which said Note the Mortgagor promises to pay the aggregate principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) or so much thereof as may be advanced, with interest thereon at the rate provided in the Note with a final payment of the unpaid principal balance and accumulated interest due and payable on September 25, 2001, and shall pay all other sums provided to be paid by this Mortgage and the Note, and shall perform, comply with and abide by each and every one of the stipulations, agreements, conditions and covenants of the Note and of this Mortgage, and all other collateral instruments securing the Note, if any, then this Mortgage and the estate created hereby shall cease and be null and void and this instrument shall be released by the Mortgagee, at the cost and expense of the Mortgagor.

         Whenever used in this Mortgage, unless the context clearly indicates a contrary intent, the following definitions and rules of construction, shall apply:

         (a) lghewords "Governmental Authority" shall mean any municipal, county, state or federal governmental authority or other governmental authority (domestic or foreign) having or claiming jurisdiction over the Land, the Mortgaged Premises, Mortgagee or Mortgagor.

     (b) The words "Event of Default" shall have the meaning set forth in Section 16 hereafter.

         (c) The word "Mortgagor" shall mean the persons who execute this Mortgage, any subsequent owner of the Mortgaged Premises; any endorser or guarantor of the Note; and their respective heirs, personal representatives, successors, and assigns;

         (d) The word "Mortgagee" shall mean, individually and collectively, the person or persons specifically named herein as "Mortgagee" or any subsequent holders of this Mortgage;

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
may require;

         (e) The word "person" shall mean an individual, corporation, partnership, limited liability company, governmental entity, unincorporated association or any other entity or association;

         (g)The singular number shall include the plural and the
     plural the singular as the context                     Ad,

     (f) The use of any gender shall include all genders;

         (h) If Mortgagor be more than one person, all agreements, conditions, covenants, provisions, stipulations, powers of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by Mortgagor shall: (i) be joint and several as to such persons and the general partners of such persons; (ii) apply, individually, to each person constituting
     "Mortgagor" and, at the same time, to all persons, and all general partners of such persons, constituting "Mortgagor," collectively; and (iii) bind and affect all persons, and all general partners of such persons, who are defined as "Mortgagor" as fully as though all of them were specifically named herein wherever the word
     "Mortgagor" is used;

         (i) The word "Mortgage" shall mean this document and any modifications or amendments thereto;

         (i) "Security Documents" shall mean any and all documents or agreements now or hereafter or previously executed by Mortgagor, or others, or by Mortgagor and others, in favor of or held by Mortgagee, Agent or any of its or their affiliates or subsidiaries, and any written amendments or modifications thereto, which wholly or partially secure, relate to or are executed in connection with the loan, the debt which is represented by the Note, as any of the foregoing may heretofore, concurrently herewith or hereafter be amended or modified, and related documents. The Note, this Mortgage, and all other
     Security Documents heretofore or hereafter executed in connection herewith evidence, secure and provide for various matters related to the transaction in which the proceeds of this Mortgage will be used and shall always be taken and read together as constituting parts of such transaction;

         (k) The words "hereby," "hereof," "hereto," "hereunder" and any similar words refer to this Mortgage in its entirety and not solely to the particular section or paragraph in which the word is used; and

     AND MORTGAGOR COVENANTS AND AGREES AS FOLLOWS:

         1. Representations and Warranties. Mortgagor hereby represents and warrants to Mortgagee as follows:

        1.1 Title. Mortgagor has good and marketable title in fee simple to the Mortgaged Premises, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever, whether or not of record, except the Permitted Encumbrances. Mortgagor will preserve

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the title to all of the foregoing and forever warrant and
     depend the same to Mortgagee and defend the validity and priority of the Mortgage lien against the claims of all persons whomsoever.

      1.2 Priority of Lien on Personaltv. Except as set forth in the Permitted Encumbrances, no mortgage, security agreement, financing statement or other title retention agreement has been or will be executed with respect to any fixtures, furnishings, equipment, machinery or personal property used or to be used in connection with the construction, operation or maintenance of the Mortgaged Premises.

         2. Performance of Obligations. Mortgagor will pay the principal of the Note, and the interest thereon, as and when the same shall become due and payable, and shall duly pay, perform and discharge all of its other obligations created hereunder or secured by this Mortgage or the Security Documents.

         3. Legal Requirements. Mortgagor shall promptly and faithfully comply with, conform to, and obey all present and future laws, ordinances, rules, regulations, and requirements of every duly constituted Governmental Authority or agent and every Board of Fire Underwriters having jurisdiction, or similar body exercising similar functions, which are applicable to the Mortgaged Premises, or any part thereof, or to the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Premises, or any part thereof, whether or not such law, ordinance, rule, order, regulation or requirement shall necessitate structural changes or improvements or interfere with the use and enjoyment of the Mortgaged Premises. Mortgagor shall not permit or cause the Mortgaged Premises to be used for the handling, storage, transportation or disposal of "Hazardous or Toxic Materials" (as defined in Section 31 hereafter).

     4. Impositions.

        4.1 Taxes. Mortgagor shall pay and discharge, or cause to be paid and discharged: (i) ad valorem real property and personal property taxes on or before the 28th day of February of each year after the year in which they become a lien on the Mortgaged Premises or any portion thereof;
     and (ii) not later than thirty (30) days after the same shall be due and payable (subject to applicable extensions, provided the same do not impose upon Borrower or the Mortgaged Premises, or both, any fines, penalties or liens), all other taxes, assessments, fees and other governmental charges (and any interest or costs with respect thereto) and all charges for any easement or agreement maintained for the benefit of the Mortgaged Premises, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, that at any time prior to or after the execution of thus Mortgage may be assessed, levied, or imposed upon the Mortgaged Premises or the Rent or income received therefrom or any use or occupancy thereof, and other taxes, assessments, fees and charges levied, imposed or assessed upon or against Mortgagor or its properties (hereinafter, the "Impositions"). Mortgagor shall, upon request, furnish receipted bills to Mortgagee upon receipt by Mortgagor from the appropriate taxing or other authority, or other evidence reasonably satisfactory to Mortgagee, evidencing the payment of all Impositions. Notwithstanding anything to the contrary, documents reasonably acceptable to Mortgagee

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evidencing payment of real estate and personal property
     taxes for each year shall upon request be delivered to Mortgagee not later than February 28 of the following year. If any tax or assessment levied or assessed against the Mortgaged Premises may legally be paid in installments, Mortgagor shall have the option of paying such tax or assessments in installments. Notwithstanding the foregoing, Mortgagor may, at its own expense, after prior written notice to Mortgagee (accompanied by such information as Mortgagee may reasonably request), contest by appropriate proceedings, promptly initiated and conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition if:

         (a) such proceedings shall suspend the collection thereof from Mortgagor and from the Mortgaged Premises;

         (b) being sold, forfeited or lost;

     the Mortgaged Premises or any part thereof shall not be in danger of

         (c) Mortgagor shall have set aside, in a segregated account pledged to Mortgagee and in amounts approved by Mortgagee, reserves with respect to the amount of such Impositions; and

         (d) Mortgagor shall have furnished such security
     (which shall be pledged to Mortgagee) and in such form as may be required in the proceedings or as may be reasonably requested by Mortgagee.

        4.2 Documentary and Other Stamp Taxes. If at any time the United States, the State of Florida or any political subdivision thereof, or any department or bureau of any of the foregoing shall require documentary, revenue or other stamps on the Note, this Mortgage or any of the other Security Documents, or require any intangible or other taxes thereon, Mortgagor on demand from Mortgagee shall pay for same with any interest or penalties thereon.

        4.3 Changes in Law Regarding Taxation. If any law or ordinance hereafter imposes a tax directly or indirectly on Mortgagee with respect to the Mortgaged Premises, the value of Mortgagor's equity therein, or the indebtedness evidenced by the Note and secured by this Mortgage, Mortgagor shall promptly pay such tax. If Mortgagor fails to pay such tax or if Mortgagor is not lawfully permitted to pay such tax, Mortgagee, at its election, shall have the right at any time to give Mortgagor written notice declaring that all indebtedness and other sums due under the Note or described in this Mortgage or the other Security Documents, with interest and other appropriate charges, shall be due on a specified date not less than sixty (60) days thereafter; provided, however, that such election shall be ineffective if, prior to the specified date, Mortgagor lawfully pays the tax (in addition to all other payments required hereunder) and agrees to pay the tax whenever it becomes due and payable thereafter, which agreement shall then constitute a part of this Mortgage.

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Do

     rat
     to

     during the term of this Mortgage, with all premiums paid thereon, and without notice or demand, the following insurance with respect to the Mortgaged
     Premises:

     5. Insurance. The Mortgagor shall obtain, maintain and keep in full force and effect

     (a) during construction of improvements and as to same, builders all-risk, completed value, non-reporting form insurance without exclusion for windstorm reflecting coverage in such amounts as Mortgagee may require, but in no event less than 100% of the full replacement cost of the Mortgaged Premises, which includes a Mortgage clause naming Mortgagee as the mortgagee; (ii) a replacement cost endorsement; (iii) an agreed amount endorsement;
     (iv) flood insurance, if the Mortgaged Premises is in a designated flood plain area; (v) collapse and earthquake coverage; and (vi) vandalism and malicious mischief coverage. If available to Mortgagor, such policy shall provide that any and all loss payments thereunder with respect to the Mortgaged Premises will be payable as set forth below in Sections 5(b)(2) and 5(b)(3). Such policy shall also cover all elements ofthe Mortgaged Premises, whether on the Land, stored offthe Land, or in transit. In addition, consequential and resulting losses from an insured peril shall also be covered;

      (b) as to all completed improvements, all-risk, hazard insurance without exclusion for windstorm reflecting coverage in such amounts as Mortgagee may require, but in no event less than the greater of the aggregate outstanding balance of the Note and all other sums due (or which could become due) under the Security Documents or 100% of the full replacement cost of the Mortgaged Premises, which includes: (i) a mortgage clause naming Mortgagee as the mortgagee; (ii) a replacement cost endorsement; (iii) an agreed amount endorsement with no reduction for depreciation and endorsements providing building ordinance coverages and coverage for costs of demolition and increased costs of construction due to the enforcement of building ordinances and codes; (iv) boiler explosion coverage, if applicable; (v) sprinkler leakage coverage, if applicable; (vi) vandalism and malicious mischief coverage; (vii) rent loss and business interruption coverage; (viii) flood insurance, if the Mortgaged Premises is in a designated flood plain area; and (ix) a standard "New York" mortgagee clause. Such policy shall: (1) include provision that should rebuilding of any portion of the Mortgaged Premises be prevented due to the enforcement of law or ordinance, the amount payable by the carrier shall be not less than the agreed value in the policy for such portion; (2) provide that, if the aggregate loss for an occurrence, in Mortgagee's reasonable estimate, does not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and there is no Event of Default under the Loan Documents or an event which, with notice or the passage of time, or both, would create an Event of Default, then loss payments thereunder with respect to the Mortgaged Premises will be payable to Mortgagor alone for use in accordance with the provisions hereof and the Amended and Restated Loan Agreement dated September 26, 1996, between Mortgagor, Mortgagee and others, as Unended by First Amendment to Amended and Restated Loan Agreement executed concurrently herewith (collectively, the "Loan Agreement"); and (3) provide that all payments for an occurrence in which the aggregate amount of all payments for such occurrence, in

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    Mortgagee's reasonable estimate, is in excess of Two
     Hundred Fifty Thousand and No/100 Dollars  c> $250,000.00) shall be made payable to the Mortgagee
     alone and not jointly with the Mortgagor. In
     addition, consequential and resulting losses from an
     insured peril shall also be covered;   CX:,

        (c) boiler and machinery comprehensive insurance coverage for all mechanical and electrical equipment in, on or about the Mortgaged Premises, insuring against breakdown or explosion of such equipment on a full replacement cost basis. Such policy shall include coverage for consequential and resulting losses from an insured peril;

        (d) all hazard insurance shall include coverage for "underground hazards" (including, without limitation, underground property consisting of electrical, telephone, water, sewer and other utility facilities), "extra expense" (costs incurred in excess of ordinary operating expenses in order to restore the Mortgaged Premises to its previous condition) and "expediting expense" (costs incurred in temporary repairs to expedite or facilitate repair or restoration of the Mortgaged Premises);

        (e) business interruption or loss of rental income insurance for a period of not less than one (1) year, with coverage for an extended period of 365 days after the Mortgaged Premises has been repaired, restored and operating following casualty, in such amounts as Mortgagee may require (which amounts shall include the amount of insurance premiums required for such insurance);

       (f) the hazard insurance required pursuant to this Mortgage shall include coverage for consequential and resulting losses resulting from the inability to obtain ingress and egress to and from the Mortgaged Premises as a result of damage to bridges and roadways, so long as such coverage is available at a commercially reasonable cost;

       (g) commercial general liability insurance (including contractual liability) against claims for bodily injury, death and property damage, occurring in, on, or about the Mortgaged Premises in such amounts as may be required by Mortgagee, but in no event less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate per location. Mortgagor shall also maintain commercial automobile liability insurance with a limit of not less than $1,000,000.00 combined single limit, endorsed to cover owned, hired and non-owned automobiles. All policies shall include an additional insured endorsement naming Mortgagee;

       (h) worker's compensation insurance in the statutory amount, naming Mortgagor as the owner of the Mortgaged
     Premises and covering all of Mortgagor's employees and other employees situated in, on or about the Mortgaged
     Premises or otherwise utilized by Mortgagor in its operations, including an endorsement for employer's liability coverage;

       (i) umbrella liability insurance coverage for amounts in excess of the coverages described in subsection (g) above, with a minimum limit of not less than $75,000,000.00. Such policy shall include an additional insured endorsement naming Mortgagee and shall contain a

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
"products/completed operations" endorsement, "Dram Shop" or liquor law liability coverage with respect to claims or liability arising directly or indirectly on the account of sale or dispensing of beer, wine or other alcoholic beverages (including, without limitation, coverage for loss of means of support), "garage operations," "asbestos removal," "innkeeper's legal liability," "marina operator's legal liability" (with $10,000,000.00 minimum limit), "airport premises liability" (with $40,000,000.00 minimum limit), and "environmental impairment liability" (with $1,000,000.00 minimum limit) covering the cost of remediation of "Hazardous or Toxic Materials" (as hereafter defined) on or off the Mortgaged Premises and commercial hull protection and indemnity for vessels owned or operated by Mortgagor;

      (j) with respect to excess or surplus insurance coverage, Mortgagor may utilize foreign or alien carriers
     (including Lloyd's of London), approved by Mortgagee, provided that: (i) Mortgagor's insurance broker, reasonably acceptable to Mortgagee, provides to Mortgagee from time to time upon request, certification from the insurance broker's "security committee" confirming each carrier's financial ability to pay losses for property covered under its policy; (ii) Mortgagor's insurance broker shall have *n place a system reasonably acceptable to Mortgagee to monitor changes *n each carrier's solvency and shall promptly notify Mortgagee of any changes to a carrier's financial condition; and (iii) upon request from Mortgagee, any carrier to which Mortgagee shall object shall be replaced with a carrier acceptable to Mortgagee not more than thirty (30) days after notice from Mortgagee;

      (k) *insurance *n such amounts and aga*nst such other casualties and contingencies as may from time to tome be reasonably required by Mortgagee;

       (1) all policies of insurance required hereunder shall:
     (i) be written by carriers that are licensed or authorized to transact business in the State of Florida and are rated "A:XII" or better according to the latest published Best's Key Rat*ng Guide, which policies and carriers shall otherwise be acceptable to Mortgagee *n all respects; (ii) provide that Mortgagee shall receive thirty (30) days prior written notice from the *nsurer before a cancellation, modification, material change or non-renewal of the policy becomes effective; and (iii) be written with a deductible provision acceptable to Mortgagee and for such amounts as are sufficient to prevent Mortgagor from becoming a co-*nsurer thereunder;
     (iv) provide that no claims under any property or boiler and machinery insurance policy shall be paid without less than ten (10) days prior written notice to Mortgagee; and
     (v) provide that no act or thing done by Mortgagor shall *validate insurance coverage as against Mortgagee;

      (m) at all times during the term of this Mortgage, Mortgagor shall have delivered to Mortgagee the original (or certified copy) of all policies of insurance required hereby, together with receipts and other evidence that the premiums therefor have been paid;

      (n) not less than thirty (30) days prior to the expiration date of any insurance policy, Mortgagor shall advise Mortgagee of the status of activities relating to the renewal of the policy and such other information as Mortgagee may request and not less than five (5) days prior to

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
the expiration date of the policy, Mortgagor shall deliver to Mortgagee the original (or certified copy) of the renewal policy or the original renewal certificate, as applicable, of each renewal policy, together with receipts or other evidence that the premiums therefor have been paid (or, subject to Mortgagee's approval, the manner *n which premiums will be financed and the amount thereof), so as to assure no lapse in coverage;

      (a) Mortgagor shall give prompt notice to Mortgagee of any damage, destruction or casualty to the Mortgaged Premises or any part thereof, whether or not covered by insurance, the cost of restoration of which is in excess of $250,000.00 or which is otherwise material in nature to the improvements upon, or the use or operation of, property which is the subject of casualty;

      (p) so long as there is no Event of Default then continuing or event which, with notice or the passage of time, or both, would result *n an Event of Default, Mortgagor may collect the proceeds of any and all *insurance that may become payable with respect to any damage, destruction or casualty to the Mortgaged Premises so long as (a) the amount of proceeds payable with respect to any such damage, destruction or casualty, and
     (b) the cost of the repa* or restoration necessitated by such damage, destruction or casualty does not, in the reasonable estimate of Mortgagee, exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). Mortgagor shall use all such proceeds to restore or rebuild the Mortgaged Premises to a condition reasonably satisfactory to Mortgagee, but *n any event to substantially the same character and condition as the Mortgaged Premises and the other properties constituting the Project existed prior to such damage, destruction or casualty. Any insurance proceeds which may remain after payment of all costs and expenses of such repa* and restoration shall, at the option of Mortgagee, be applied as a prepayment of the Note.

      (q) As to the proceeds of any *nsurance payable with respect to any damage, destruction or casualty to the Mortgaged Premises, or any part thereof, the cost of restoration or repa*, which, *n the reasonable estimate of Mortgagee, exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), Mortgagee may at its option collect the proceeds of any and all insurance that may become payable with respect thereto (and Mortgagor hereby authorizes and directs any *insurance company to make payments of such proceeds directly to Mortgagee alone, at Mortgagee's request). Such insurance proceeds shall be made available to Mortgagor for the restoration and repair of the Mortgaged Premises from time to time as such restoration or repair progresses, subject to compliance by Mortgagor with the following terms and conditions and those set forth in clause (r) below:

         (i) No Event of Default shall have occurred and not been cured within any applicable notice and cure period;

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
    (ii) Mortgagor shall deposit with Mortgagee sums in an
     amount at least equal to the excess, if any, of Mortgagee's reasonable estimate of the aggregate costs and expenses of restoration and repair of the Mortgaged Premises,
     over the amount of insurance proceeds (afterdeduction of
     expenses of collection) payable with
     respect to such damage, destruction or casualty,            ~
     which additional sums shall be disbursed by Mortgagee for restoration and repair prior to any disbursements of insurance proceeds; Cal

         (iii) Mortgagee shall have been provided an appraisal, from an appraiser and in form and content satisfactory to Mortgagee that, among other things, contains a proforma valuation: (x) with respect to any damage, destruction or casualty occurring on or before September 25, 1998, that upon completion of the repairs and restoration of the Mortgaged Premises, the outstanding principal balance of the Note shall not exceed sixty-five percent (65%) of the then fair market value of the Mortgaged Premises; (y) with respect to any damage, destruction or casualty occurring after September 25, 1998, but on or before September 25, 2001, that upon completion of the repairs and restoration of the Mortgaged Premises, the outstanding balance of the Note shall not exceed fifty-five percent (55%) of the then fair market value of the Mortgaged Premises; and (z) with respect to any damage, destruction or casualty occurring thereafter, that upon completion of the repairs and restoration of the Mortgaged Premises, the outstanding balance of the Note shall not exceed 50% of the then fair market value of the Mortgaged Premises;

         (iv) In Mortgagee's reasonable judgment, the repairs and renovations can be completed at least six (6) months prior to the "Maturity Date" of the Note, as defined therein;

         (v) Mortgagor shall have demonstrated to Mortgagee's reasonable satisfaction that the management agreement for the Mortgaged Premises shall continue in full force and effect notwithstanding the occurrence of such damage, destruction or casualty and shall be in effect upon completion of the related restoration and repays;

         (vi) Mortgagee shall have received architectural plans and specifications for all restoration and repays and an estimate of the cost and expenses of all such restoration and repairs, all of which shall be *n form and amount reasonably acceptable to Mortgagee;

      (r) Prior to each disbursement of the construction fund by Mortgagee, the following *formation and documentation shall have been obtained by Mortgagor, at Mortgagor's expense, and submitted to Mortgagee, which *nformation and documentation shall be *n form and substance reasonably satisfactory to Mortgagee:

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
    statements, vouchers, and invoices, which request for
     advance shall expressly warrant that the work with respect to which the advance is requested has been performed *n accordance with the approved plans and
 specifications for the restoration or repa*;    ID

     (i) A request for advance signed by Mortgagor, accompanied by billing

         (ii) Proof that all *voices for labor and materials have been paid, except for those which are the subject of the current request for advance;

     (iii) Lien waivers for all payees under previous requests for advances;

         (iv) A report from the architect which shall specify the percentage of completion of restoration or repa*, shall provide detailed comments on specific work performed since the date of the last such report, and shall certify that there are sufficient funds remaining on deposit pursuant to clause (q)(ii) above and available from the proceeds of *assurance to pay the cost of restoration and repa*;

         (v) At the request of Mortgagee, an endorsement of its title insurance policy, which endorsement shall show no liens of record or additional encumbrances not acceptable to Mortgagee;

         (vi) Copies of the agreements pursuant to which the restoration or repair shall be done, which individually or with other agreements provide for a payment thereunder in excess of $100,000.00, and which also shall be reasonably satisfactory in form and content to Mortgagee and as to the party performing the construction obligations thereunder;

         (vii) A written assignment to Mortgagee of all construction and designprofessional contracts, together with the written consent to such assignments by all parties to such contracts; and

         (viii) Such other *formation, documentation, agreements and conditions as Mortgagee may reasonably request regarding the improvements and the restoration or repays and the cost thereof

         In the event each of the conditions set forth in clause (q) above is not satisfied within one hundred twenty (120) days from and after the date of the respective damage, destruction or casualty, or if such conditions cannot reasonably be satisfied within said one hundred twenty (120) day period and if Mortgagor fails to commence satisfaction of such condition within said one hundred twenty (120) day period or thereafter fails to diligently and using best efforts pursue such efforts to completion, then Mortgagee may apply *nsurance proceeds actually received by it to the payment of the Note.

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
    (s) Prior to application or disbursal of any insurance proceeds under this section, Mortgagee may deduct therefrom any expenses reasonably *ncurred *n connection with the collection or handling of such proceeds, it belong understood and agreed that Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such proceeds, and upon the request of the Mortgagor, Mortgagee shall provide Mortgagor a written summary of all expenses deducted from such proceeds.

      (t) In the event this Mortgage is foreclosed or title to the Property is transferred by a deed *n lieu of foreclosure, all right, title, and *merest of any Mortgagor in and to all insurance policies and the proceeds thereof shall inure to the benefit of and pass to Mortgagee.

     6. Corporate Existence: Taxes: Structure.

       (a) If Mortgagor or any successor or grantee of Mortgagor is a corporation or partnership, it shall keep *n effect its existence and rights as a corporation or partnership under the laws of the state of its *corporation or formation and its right to own property and transact busyness in the State of Florida. If Mortgagor is a partnership, any partner that is a corporation or a partnership shall also fulfill the requirements set forth in the foregoing sentence. For all periods during which title to the Mortgaged Premises or any part thereof shall be held by a corporation or association subject to corporate taxes or taxes similar to corporate taxes, or by a partnership required to pay license or other fees or taxes, Mortgagor shall file returns for such taxes, licenses or other fees with the proper authorities, bureaus or departments and shall pay, when due and payable and before *merest or penalties are due thereon, all taxes or licenses or other fees ow*ng by Mortgagor to the United States, to such state of *corporation or formation and to the State of Florida and any political subdivision thereof, and shall, upon request, produce to Mortgagee receipts showing payment of any and all such taxes, license or other fees, charges or assessments prior to the last dates upon which such taxes, licenses or other fees, charges or assessments are payable without *merest or penalty charges, and within ten (10) days of receipt thereof of all settlements, notices of deficiency or overassessment and any other notices pertaining to Mortgagor's tax liability, which may be issued by the United States, such state of *corporation or formation, the State of Florida and any political subdivision thereof.

       (b) If Mortgagor is a corporation, Mortgagor warrants and represents that all of its issued and outstanding stock is fully paid and non-assessable, there are no outstanding rights or options to acquire any additional stock, its stock has not been (and will not be) pledged or encumbered *n any manner whatsoever not disclosed in writing to Mortgagee and Mortgagor has not aTnended or modified (and will not modify or amend) its articles of incorporation or bylaws except as previously disclosed to Mortgagee. If Mortgagor is a partnership, Mortgagor warrants and represents that it has not amended or modified (and or will not modify or amend) its constituent documents.

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
7. Care of Premises.

       7.1 Mortgagor shall maintain, preserve, protect and keep *ngood order and condition, the Mortgaged Premises and from time to tome shall make all necessary or appropriate repairs, replacements and improvements thereto. At a minimum Mortgagor shall maintain the Mortgaged Premises as a "first class" luxury resort community consistent with good industry practices for properties and facilities of similar size, use, operation and management.

       7.2 Mortgagor shall not make or permit any alterations which might (and shall use its best efforts to prevent any act which might), in the opinion of Mortgagee, impair the value or usefulness of the Mortgaged Premises. In the event that the Mortgaged Premises or any part thereof, or to the other properties constituting the Project, shall be damaged or destroyed by fire or other casualty, Mortgagor shall (if the damage is reasonably estimated to be $250,000.00 or greater), *nmediately notify Mortgagee *n writing of such damage or destruction. As provided in
     Section 5 of this Mortgage, Mortgagor shall, at its sole cost and expense, commence and diligently continue to restore, repa*, replace, rebuild or alter the Mortgaged Premises as nearly as possible to its value, condition and character immediately prior to such damage or destruction.

       7.3 Mortgagor shall not, without the prior written consent of Mortgagee, remove, demolish or substantially alter, or permit the removal, demolition or substantial alteration of, any part of the Mortgaged Premises. Mortgagor shall not permit any of the fixtures, furnishings, equipment, machinery, furniture or personal property contained *n, located upon or appurtenant to the Mortgaged Premises to be removed without the prior consent of Mortgagee, except in the ordinary course of Mortgagor's business and so long as the items removed are promptly replaced with like items of equal or greater value; provided, however, that if Mortgagor, pursuant to the "Refurbishment Reserve Agreement" described *n the Loan Agreement, provides to Mortgagee and Mortgagee approves a budget providing for the replacement or refurbishment of fixtures, furnishings, equipment, machinery, furniture or personal property, Mortgagor may remove, replace and refurbish same in accordance with the budget and the "Refurbishment Reserve Agreement" described in the Loan Agreement and on such conditions as Mortgagee may impose in order to assure and protect its lien on items so removed, replaced or refurbished. In the event such consent is given, the Mortgagee may require that the articles being removed be replaced by articles of equal suitability and value owned by Mortgagor free and clear of any lien, chattel mortgage, encumbrance or security *merest and that such replacement articles be encumbered by the lien of this Mortgage.

         8. Escrow for Taxes and Insurance. At the option of Mortgagee after the occurrence of any Event of Default which has not been cured within any applicable notice and cure period, Mortgagor shall pay to Mortgagee, on each date upon which *installments are payable under the Note, such amounts as Mortgagee from time to time estimates are necessary to pay, as the same become due, all taxes, assessments and charges for the Mortgaged Premises, together with the premiums on all required insurance policies. Mortgagee shall hold such deposits without interest in its general
     funds and use such deposits to pay such taxes, assessments, charges and premiums when the same shall become due. Upon demand of Mortgagee, Mortgagor shall deliver to Mortgagee, within ten

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
(10) days after demand, such additional monies as are necessary to make up any deficiencies in the amounts held by Mortgagee in order to pay the obligations for which the escrow has been established. Upon the occurrence of an Event of Default, Mortgagee may apply any amount held under this Section 8 to the reduction of the *ndebtedness secured hereby, at such times and in such manner as Mortgagee shall determine.

     9. Other Financing or Liens.

      9.1 Mortgagor shall not, during the term of this Mortgage, further pledge, hypothecate or encumber any or all of the Mortgaged Premises (or any *merest thereon) or *ncur any further indebtedness (other than: (i) the indebtedness secured hereby; and (ii) accounts payable *ncurred by Mortgagor in the ordinary course of its business for goods and services provided to the Mortgaged Premises) and any lien, mortgage or encumbrance in violation of this Section 9 shall be null and void. During the term of this Mortgage, Mortgagor shall not endorse, guarantee (whether of payment, performance, collection or otherwise), act as surety for or otherwise, directly or indirectly, become liable in any manner for any liability, obligation indebtedness or undertaking of any individual or entity (including, without limitation, any "Subsidiary" or "Affiliate," as defined in the Loan Agreement) or related party, whether by agreement, course of dealing or otherwise.

       9.2 Except as may be otherwise provided *n the Loan Agreement, Mortgagor shall have no right to permit the holder of any lien to terminate any lease or any other agreement affecting the Mortgaged Premises without first obtaining the prior written consent of Mortgagee.

       9.3 No lien or encumbrance of any type, whether voluntary or involuntary, shall be permitted to be filed or entered against the Mortgaged Premises. If any such lien or encumbrance is filed or entered, Mortgagor shall cause it to be removed of record within fifteen (15) days after it is filed or entered by either paying it, having it bonded in a manner which removes it of record or otherwise hav*ng it removed of record.

       9.4 If any action be commenced to foreclose any mortgage, lien or encumbrance of any kind encumbering all or any part of the Mortgaged Premises, the Mortgagee may, at its option immediately or thereafter declare this Mortgage and the indebtedness secured hereby, due and payable.

       9.5 To the extent of the indebtedness of the Mortgagor to the Mortgagee as described herein or secured hereby, the Mortgagee is subrogated to the lien or liens and to the rights of the owners and holders of each and every mortgage, lien or other encumbrance on the Mortgaged Premises or any part thereof which is paid or satisfied, in whole or in part, out of the proceeds of the loan described herein or secured hereby. The respective liens of said mortgages, liens or other encumbrances shall be preserved and shall pass to and be held by the Mortgagee as security for the indebtedness described herein or secured hereby, to the same extent that it would have been preserved and would have been passed to and held by the Mortgagee had it been duly and regularly assigned to the Mortgagee by a separate assignment, notwithstanding the fact that the same may be

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
satisfied and canceled of record, it being the intention of the parties that the same will be satisfied and canceled of record by the holders thereof at or about the time of the recording of this Mortgage.

     10. Transfer.

         (a) Mortgagor will abstain from and will not cause or permit any transfer, sale, conveyance, assignment, encumbrance, hypothecation or pledge (collectively, a "Transfer") of title to or beneficial interest in the Mortgaged Premises or any part thereof, voluntarily or by operation of law. If Mortgagor is a partnership, the Transfer of any general partner's interest in Mortgagor shall be deemed a Transfer of title hereunder. If any general partner of Mortgagor is, itself, a partnership, the Transfer of any interest of such general partner in said partnership shall be deemed a Transfer of title hereunder. If Mortgagor is a corporation, a Transfer of any legal or beneficial interest (including, without limitation, a Transfer of capital stock) in Mortgagor, shall be deemed a Transfer of title hereunder. A contract to deed or agreement for deed, or a lease of all or substantially all of the Land or the Mortgaged Premises, shall also constitute a Transfer hereunder. Any Transfer prohibited by this Section 10 shall be null and void.

         (b) Except as may be otherwise provided in the Loan Agreement, during the term of this Mortgage, Mortgagor shall not, directly or indirectly, sell, convey or transfer, or permit to be sold, conveyed or transferred, any assets to any individual or entity to which Mortgagor (or any of its partners) is related or affiliated (including, without limitation, any "Affiliate" described in the Loan Agreement) except in the ordinary course of Mortgagor's business, for full and fair market value and compensation and where a replacement asset of equal or greater value is provided, concurrently with the sale of the asset.

         11. Books and Records. Mortgagor shall keep, at its sole cost and expense, adequate records and books of account with respect to the Mortgaged Premises and shall permit Mortgagee, or its agents, to visit and inspect the Mortgaged Premises and examine its records and books of account and to discuss its affairs, finances and accounts with Mortgagor and with the officers of Mortgagor at such reasonable times as may be requested by Mortgagee. If requested by Mortgagee, Mortgagor shall also provide from time to time, at least on a monthly basis, a statement of income and expenses, occupancy levels, and if requested, a rent roll of Leases affecting the Mortgaged Premises, a schedule showing the name of each space occupied and such other information as Mortgagee may request, all certified as true and correct by Mortgagor. The Loan Agreement provides for delivery to Mortgagee, on a periodic basis, of certain financial statements from Mortgagor, its partners and others.

         12. Required Notices. Mortgagor shall notify Mortgagee promptly ofthe occurrence of any of the following:

         (a) a fire or other casualty causing damage to the Mortgaged Premises of more than $250,000.00;

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Mortgaged Premises;

     (b) receipt of notice of eminent domain proceedings or condemnation of the

         (c) receipt of notice from any Governmental Authority relating to the structure, use or occupancy of the Mortgaged Premises or any real property adjacent to the Mortgaged Premises;

         (d) receipt of any notice from any party under a Lease claiming Mortgagor is in default of its obligations thereunder and Mortgagor's liability thereunder is $50,000.00 or more;

         (e) except for charges caused by ordinary and anticipated seasonal variations, any substantial change in the occupancy of the Mortgaged Premises;

         (f) receipt of any notice of default or acceleration of maturity of an obligation from the holder of any lien, security interest in or encumbrance upon the Mortgaged
     Premises;

         (g) commencement of any litigation affecting the Mortgaged Premises in excess of $250,000.00 that is not fully covered by insurance;

     (h) receipt of any notice given to or received from any person or entity having a hereof;

     lien or lien right against the Mortgaged Premises under the Florida mechanics' lien law;

     (i) receipt of any notice or Environmental Complaint described in Section 31

         (j) the occurrence of an Event of Default under this Mortgage or under any ofthe other Security Documents, or any event which, with notice, or the passage of time, or both, would result in the occurrence of an Event of Default; or

         (k) receipt of any notice from any individual or entity asserting any injury or any claim in excess of $250,000.00.

     13. Condemnation.

         13.1 Upon obtaining knowledge ofthe institution, or the proposed, contemplated or threatened institution, of any proceedings for the taking of the Mortgaged Premises, or any part thereof, by condemnation or eminent domain
     (which shall include any damage or taking by Governmental Authority or by private sale in lieu thereof, either temporary or permanently), Mortgagor shall immediately notify Mortgagee of the pendency of such proceedings. At its option, Mortgagee may commence, appear in and prosecute such proceedings in its own or Mortgagor's name and settle or compromise any claim in connection therewith and Mortgagor, from time to time, shall deliver to Mortgagee all instruments requested by Mortgagee to permit such participation. In any such proceedings, Mortgagee may be represented by counsel of its own choosing.

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    13.2 Mortgagor agrees to execute and deliver such other
     instruments as Mortgagee may require to evidence the assignment of all such awards and proceeds to Mortgagee.

         13.3 In the event any material portion or all of the Mortgaged Premises (or any interest therein) is taken by condemnation or eminent domain, Mortgagee, at its option, may accelerate the payment of the Note in the same manner as if an Event of Default had occurred. For purposes of this Section 13.3, a "material portion" of the Mortgaged Premises shall be deemed any building of more than 1,000 square feet constructed upon the Land or portion thereof of which more than ten percent (10%) of the structure is taken or is the subject of a taking; or (ii) any portion of the parking area which cannot be promptly or entirely replaced on the balance of the Land; or (iii) any condemnation or eminent domain proceeding which, in Mortgagee's reasonable opinion, renders the balance of the Mortgaged Premises unusable for its intended purpose or materially affects the conduct of Mortgagor's business, or the economic viability of such business on the Mortgaged Premises.

      13.4 Mortgagee shall be entitled to receive all condemnation awards and proceeds and other payments resulting from such condemnation and, at its option, Mortgagee may apply same either to payment of the sums secured hereby in such order as it may determine or to the restoration, repair or alteration of the Mortgaged Premises; however, in the event of a condemnation or taking by eminent domain of any building, structure or improvement for which the cost of restoration, repair or alteration to its previous condition is $250,000.00 or less (as reasonably determined by Mortgagee), Mortgagor shall restore, repair or alter the building, structure or improvement to its previous condition or, at Mortgagor's option and so long as such condemnation or taking does not (in Mortgagee's reasonable opinion) materially or adversely affect the operation of the Mortgaged Premises for its intended use, deliver to Mortgagee all awards, proceeds and payments resulting from such condemnation or taking, to be applied to payment of sums secured hereby in such order as Mortgagee may determine. In any event, all awards and proceeds shall be applied first to payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with any action or proceeding pursuant to this Section 13. If, subject to the other provisions of this Section 13.4, Mortgagee elects to apply the awards and proceeds to the restoration, repair or alteration ofthe Mortgaged Premises, such awards and proceeds shall be disbursed to Mortgagor as work progresses pursuant to a construction and disbursing agreement in form and content satisfactory to Mortgagee and Mortgagor shall promptly and diligently (regardless of whether there shall be sufficient condemnation awards or proceeds therefor) restore, repair and alter the Mortgaged Premises in a manner satisfactory to Mortgagee. During the period of restoration, repair and alteration, Mortgagor shall continue to duly and promptly pay, perform, observe and comply with its obligations under the Note, this Mortgage and the other Security Documents. The election by Mortgagee to apply condemnation awards and proceeds to restoration, repair or alteration of the Mortgaged Premises shall not affect the lien of this Mortgage or affect or reduce Mortgagor's obligations under the Note, this Mortgage and the other Security Documents. If any restoration, repair or alteration of the Mortgaged Premises shall involve an estimated expenditure of more than $250,000.00, same shall not be commenced until plans and

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specifications therefor,prepared by an architect
     satisfactory to Mortgagee, have been submitted to and approved by Mortgagee.

     14. Leases and Purchase Agreements.

      14.1 Leases in Effect: Subordination: No Assignment or Modification. Mortgagor hereby represents that there are no purchase agreements, agreements for deed, leases or agreements to lease all or any part of the Mortgaged Premises now in effect which have not been previously disclosed to Mortgagee in writing. All leases shall be in form and content satisfactory to Mortgagee. With respect to "Commercial Leases" described in the Loan Agreement, Mortgagor shall not, enter into any Commercial Lease for any part of the Mortgaged Premises, nor permit the assignment of a tenant's interest in any Commercial Lease or the sublease of any part of the Mortgaged Premises, without the prior approval of Mortgagee. Without the prior approval of Mortgagee, Mortgagor shall not assign its interest in or modify, terminate, extend, amend or consent to the cancellation or surrender of any Commercial Lease benefitting the Mortgaged Premises. Mortgagor agrees not to collect any Rent or other sums due under any leases or agreements to lease prior to the time same are due by the terms of the leases or agreements to lease.

      14.2 Performance Under Leases. Mortgagor shall, at its sole cost and expense: (i) perform and discharge, or cause to be performed and discharged, all of its obligations and undertakings (and those of its agents) under the leases; (ii) consistent with Mortgagor's good business judgment and best efforts to secure or enforce, or cause to be secured or enforced, the performance of each and every obligation and undertaking of the tenants under the leases; (iii) promptly notify Mortgagee if Mortgagor receives any notice from a tenant under a lease claiming that Mortgagor is in default thereunder; and
     (iv) appear in and defend any action or proceeding arising under or in any manner connected with any lease.

      14.3 No Obligation of Mortgagee. Mortgagee shall have the right, but not the obligation, at any time and from time to time, to notify any tenant under any lease of the rights of Mortgagee as provided in this Mortgage or any other Security Documents and Mortgagor shall, upon demand from Mortgagee, confirm to such tenant the existence of such rights.

      14.4 Management of Mortgaged Premises. Mortgagor covenants that the Mortgaged Premises shall be managed by Mortgagor or by a management company licensed by the State of Florida that shall have been approved by the Mortgagee and pursuant to a management agreement that shall have been approved by Mortgagee prior to execution thereof The management agreement for the Mortgaged Premises in effect as of the date of this Mortgage has been approved by Mortgagee. If, in the reasonable judgment of Mortgagee, the Mortgaged Premises is not being properly managed, Mortgagee may require Mortgagor to employ a qualified property manager approved by Mortgagee.

      14.5 Leasing Commissions. Mortgagor covenants that every agreement to pay leasing commissions with respect to the leasing of space in the Mortgaged Premises, or any part

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thereof, is and shall be subject, subordinate and
     inferior to the right of Mortgagee, so that in the event Mortgagee acquires title to the Mortgaged Premises either at a foreclosure sale or by other means, Mortgagee shall be exonerated and discharged from all liabilities for the payment of any such commissions or compensation.

         15. Legal Actions. If Mortgagee or Agent, or both, is or are made a party to or appears, either voluntarily or involuntarily, in any action or proceeding (including, but not limited to, any proceeding under Title 11 of the United States Code) affecting the Mortgaged Premises, the Note, the Security Documents or the validity or the priority of this Mortgage, then Mortgagor shall, upon demand, reimburse Mortgagee and Agent for all costs, expenses and liabilities incurred by Mortgagee by reason of any such action or proceeding, including reasonable attorneys' fees and reasonable consultants' fees, and the same will be secured by this Mortgage. If not paid within thirty 30 days of demand therefore then, thereafter, all such costs and expenses shall bear interest at the default rate of interest ("Default Rate") as described in
     Section 28 of this Mortgage.

         16. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" hereunder:

       (a) Default in Payment. Mortgagor shall fail to pay any installments of principal when due; or Mortgagor shall fail to pay all sums due under the Note and the Security Documents on the "Maturity Date" described in the Note or Mortgagor shall fail to pay any installment of interest due before the "Maturity Date" under the Note within five days of its due date; or Mortgagor shall fail to pay, within five days oftheir due dates, any other amounts required pursuant to the terms of the Note or the Security Documents; or

       (b) Performance of Covenants. Mortgagor shall default (except as to any default: (i) involving the payment of money, whether for principal, interest or otherwise; or
     (ii) under Sections 9.4, 10 or 31; or (iii) described in Sections 16(c) through (m) below, for which no additional notice or cure period will be provided to Mortgagor) in the due observance or performance of any covenant or agreement made by Mortgagor hereunder or under any other agreement between or involving Mortgagor and Mortgagee, including the Security Documents and such default shall continue for a period of twenty-five (25) days after written notice thereof from the Mortgagee to Mortgagor; provided, however, that if such default, if curable, requires work to be performed, acts to be done or conditions to be remedied which by their nature cannot be performed, done or remedied, as the case may be, within such twenty-five (25) day period, Mortgagee shall not commence to exercise the remedies provided for hereunder if Mortgagor shall diligently and continuously process cure of the default to completion. Notwithstanding the foregoing, in no event shall the time for curing such non-performance or violation exceed forty-five (45) days after notice thereof;

       (c) Breach of Warranty. Any representation or warranty made by Mortgagor or any partner of Mortgagor, in this Mortgage, or under any statement, instrument or certificate delivered to Mortgagee pursuant to the provisions hereof, or under any agreement between the

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Mortgagor and Mortgagee, including the Security
     Documents, or otherwise, shall be determined by Mortgagee to have been false or misleading in any material respect or omitted to state any fact necessary to make the representation or warranty not misleading in any material respect; or

      (d) Voluntarv Bankruptcy. Etc. If Mortgagor: (i) is voluntarily (or otherwise) adjudicated as bankrupt or insolvent; (ii) seeks or consents to the appointment of a receiver, trustee, liquidator, custodian or similar representative for itself or for all or any part of its property; (iii) files a petition seeking relief (including reorganization, arrangement or similar relief) under the Bankruptcy Code or other present or future applicable laws of the United States or any state or any other competent jurisdiction; (iv) makes a general assignment for the benefit of creditors; or (v) generally fails to pay, or admits in writing its inability to pay, its debts as they mature;

      (e) Involuntary Bankruptcy. Etc. If a receiver, trustee, liquidator, custodian or similar representative is appointed for Mortgagor or for all or any part of its properties without its consent and if such appointment is not vacated within sixty (60) days; or a petition is filed against Mortgagor seeking relief (including reorganization, arrangement or similar relief) under the Bankruptcy Code or other similar present or future applicable laws of the United States or any state or other competent jurisdiction, and such petition is not dismissed within sixty (60) days following thereof;

     (f) Dissolution. Mortgagor is voluntarily or involuntarily dissolved or liquidated;

       (g) Financial Condition. A material adverse change has occurred, at any time or times subsequent to the date hereof, in the financial condition, results of operations, operations, business, properties or prospects of Mortgagor (such as by way of illustration and not limitation, a material downturn in financial performance, the loss of key customers, the loss of critical licenses, management exodus or a labor strike);

      (h) Death or Incompetency. If any natural person who is a general partner of Mortgagor (or who is a general partner of any partner of Mortgagor, if such partner is a partnership) dies or is declared incompetent (unless:
     (i) at such time, no other general partner has previously died or been declared incompetent; and (ii) such death or incompetency does not result in a dissolution or winding up of Mortgagor, or of any partnership which is a partner of Mortgagor);

       (i) Default Under Other Loans. If Mortgagor shall be in default under any other note, obligation, liability or agreement to or with Mortgagee or any of its affiliates or subsidiaries, (including, without limitation, under the Loan Agreement), whether now existing or hereafter arising (including, without limitation, under any of the Security Documents). A default under this Mortgage or the other Security Documents shall also be deemed a default under all notes, obligations, liabilities and agreements of Mortgagor to or with Mortgagee or any of its affiliates or subsidiaries (including, without limitation, under the Loan Agreement).

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    (j) Default Under Other Liens. If the holder of any
     mortgage or other lien or encumbrance upon the Mortgaged Premises declares a default not cured within any applicable cure period or institutes foreclosure or other proceedings for the enforcement of any of its remedies thereunder;

        (k) Notice Limiting Future Advances. If Mortgagor, pursuant to Section 697.04, Florida Statutes, as amended, files for record a notice limiting the maximum amount which may be secured by this Mortgage;

      (1) Other Events of Default. If any general partner of Mortgagor is the subject of any occurrence described in Sections 16(c) through (i) ofthis Mortgage; and

      (m) Default under Management Agreement. Mortgagor shall be in default beyond any applicable notice or cure period provided therein, if any, under the terms of any management agreement for the Mortgaged Premises.

         17. Remedies. If an Event of Default shall occur and shall not be cured within any applicable notice or cure period, Agent may, at its option, or upon instructions from Mortgagee:

      (a) Acceleration. Declare the unpaid portion of the principal of the Note and all interest accrued and unpaid thereon, together with all other amounts secured hereby, to be due and payable immediately, whereupon such sums shall immediately become and be due and payable as if the date of such declaration were the date originally specified for full payment at maturity; provided, however, that the occurrence of any event described in Sections 16(d) or (e) above shall, automatically and without demand by Mortgagee, accelerate the unpaid portion of the principal of the Note, all accrued and unpaid interests and all other amounts due or secured hereby or due under the Security Documents.

      (b) Possession and Use of Mortgaged Premises. Mortgagor, upon demand of Mortgagee, shall surrender to Mortgagee the actual possession, and if and to the extent permitted by law, Mortgagee may itself, or by such of ricers or agents as it may appoint, enter and take possession of all the Mortgaged Premises, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor. Upon every such entering or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Premises and conduct the business thereof, and, from time to time:

         (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterment and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personally and other property;

               (ii)insure or keep the Mortgaged Premises insured;

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Mortgagee;

         (iii) manage and operate the Mortgaged Premises and exercise all the rights and powers of Mortgagor in its name or otherwise, with respect to the same; and

     (iv) enter into agreements with others to exercise the powers herein granted all as Mortgagee from time to time may determine; and Mortgagee may (whether or not it actually takes possession of the Mortgaged Premises) collect and receive all the rents, issues, profits, income, accounts, accounts receivable, hotel revenues, and other revenues (collectively, the "Rents") including those past due as well as those accruing thereafter; and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to the payment of receiver's fees and expenses, if any, and to the payment of all costs and expenses (including, without limitation, attorneys' fees and compensation, expenses and disbursements of agents) incurred by Mortgagee, together with interest thereon at the Default Rate from the date so incurred, and thereafter the payment of all other sums secured hereby, including, without limitation, interest, principal, insurance, taxes, assessments and charges upon the Mortgaged Premises.

         If Mortgagor shall, for any reason, fail to surrender or deliver the Mortgaged Premises or any part thereof, or any books, papers or accounts of Mortgagee after Mortgagee's demand therefor, Mortgagee may obtain a judgment or order conferring on Mortgagee the right to immediate possession or delivery, and Mortgagor consents to the entry of such judgment or decree.

      (c) Cure by Mortgagee. If the Event of Default can be cured by the payment of money, Mortgagee shall have the right at any time, at its sole option, and without wading or affecting its other remedies hereunder, to pay such sums of money as may be necessary to cure the default. All sums so paid, together with interest at the Default Rate and, together with all costs, charges, attorneys' fees and expenses incurred in connection with the payment, shall be: (i) deemed paid to the Mortgagor; (ii) immediately due and payable to Mortgagee; and (iii) shall be secured by this Mortgage as a future advance. Notwithstanding such payments by Mortgagee, the Event of Default shall be deemed to be continuing until Mortgagee shall have been reimbursed by Mortgagor, as described herein, and Mortgagee shall have waived the default by a written instrument that makes specific reference to this paragraph.

       (d) Proceedings to Recover Sums Due. Mortgagee may institute proceedings to recover judgment against Mortgagor for any amounts due and unpaid and no recovery of any judgment therefor or attachment, levy of or execution upon any part of the Mortgaged Premises or other property shall in any way affect the lien of this Mortgage or any rights, powers or remedies of Mortgagee hereunder, all of which shall continue unimpaired.

       (e) Foreclosure. Mortgagee may institute proceedings for the complete or partial foreclosure of this Mortgage. In the case of a foreclosure sale of all or any part of the Mortgaged Premises, the proceeds of sale shall be applied in accordance with Section 30 hereof and Mortgagee shall be entitled to seek a deficiency judgment against Mortgagor for amounts then remaining due

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and unpaid, together with interest thereon, and to
     recover a judgment against Mortgagor therefor. Mortgagee is authorized to foreclose this Mortgage subject to the rights of any tenants or occupants of the Mortgaged Premises, or Mortgagee may elect which tenants Mortgagee desires to name as defendants in such foreclosure and failure to make any such tenants or occupants defendants to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee hereunder.

       (f) Other Remedies. Mortgagee may exercise any other remedy granted under this Mortgage (including, without limitation, those remedies described in Section 26 hereafter), or the Note, or the other instruments securing the Note, or now or hereafter existing in equity, at law, by virtue of statute, or otherwise. No right, power or remedy conferred upon or reserved to Mortgagee by the Note, this Mortgage or any other instrument securing the Note is exclusive of any other right, power or remedy, but each and every right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Note or any other instrument securing the Note or now or hereafter existing at law, in equity, or by statute.

        (g) Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor or its partners, or any of their respective properties, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings as to all sums secured hereby and for any additional amounts which may become due and payable after the date of filing.

        (h) Waiver of Redemption. Notice. Marshalling. Mortgagor hereby waives and releases, for itself and anyone claiming by, through or under Mortgagor, to the maximum extent permitted by the laws of the State of Florida:

         (i) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Premises, or any part thereof, or any part of the proceedings arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisal, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment;

         (ii) except as expressly required by this Mortgage, all notices of default or of Mortgagee's exercise of any option or remedy granted hereunder or under the Security
     Documents; and

     marshal led .

     (iii) any right to have all or any portion of the Mortgaged Premises

         18. Receiver. If an Event of Default shall have occurred and shall not have been cured within any applicable notice or cure period, Mortgagee, to the extent permitted by law and without

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regard to the value or occupancy of the Mortgaged
     Premises or the solvency or insolvency of Mortgagor shall be entitled as a matter of right if it so elects, to the appointment of a receiver to enter upon and take possession of the Mortgaged Premises and to collect all Rents and apply the same as the Court may direct. The Receiver shall have all rights and powers permitted under the laws of the State of Florida and such other powers as the Court making such appointment shall confirm. The expenses (including, without limitation, receiver's fees, attorneys' fees, costs and agent's compensation, together with interest at the Default Rate) incurred pursuant to the powers herein contained, shall be secured by this Mortgage and due immediately upon demand. The right to enter and take possession of and to manage and operate the Mortgaged Premises, and to collect the Rents thereof, whether by receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such Rents actually received by the Mortgagee. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage or the Security Documents to Mortgagee, and Mortgagee (or any affiliate) shall have the right to off-set sums due hereunder against any such cash or deposits in such order as Mortgagee may elect.

         19. Suits to Protect the Mortgaged Premises. Mortgagee shall have the power and the authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable:

        (a) to prevent any impairment ofthe Mortgaged Premises by any acts which may be unlawful or in violation of this Mortgage;

     (b) to preserve or protect its interests in the Mortgaged
     Premises; and

        (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.

     20. No Waiver: Consent.

        (a) No delay or omission of Mortgagee or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

        (b) No waiver of any default hereunder shall extend to or affect any subsequent or any other Event of Default then existing or impair any rights, powers or remedies consequent thereon. IfMortgagee:

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secured hereby;

     hereby;

      (i)grants forbearance or an extension oftime for the payment of any sums

     (ii)

     takes other or additional security for the payment of sums secured waives or does not exercise any right granted in the Note, this Mortgage, the Security Documents or any other instruments securing the Note:

         (iv) releases any part of the Mortgaged Premises from the lien of this Mortgage or otherwise changes any of the terms of the Note, this Mortgage or any other instrument securing the Note;

         (v) consents to the filing of any map, plat or declaration of condominium of the Mortgaged Premises;

         (vi) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof;

     no such act or omission shall release, discharge, modify, change or affect the original liability under the Note, this Mortgage or Mortgagor, or any subsequent purchaser of the Mortgaged Premises or any part thereof, or any maker, co-maker, endorser or surety, nor shall such act or omission affect, disturb or impair in any manner whatsoever the validity and priority of the lien of this Mortgage for the full amount ofthe indebtedness remaining unpaid together with all other amounts due hereunder. No act or omission of Mortgagee shall preclude it from exercising any right, power or privilege herein granted or intended to be granted. No waiver of any rights or powers of Mortgagee or consent by it shall be valid unless in writing and signed by an authorized officer of Mortgagee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. Unless stated expressly to the contrary in this Mortgage, any consent or approval required of Mortgagee pursuant to the terms ofthis Mortgage shall be: (i) effective only if in writing and signed by an authorized of ricer of Mortgagee; and (ii) given or denied in Mortgagee's sole and absolute discretion.

         21. Subsequent Owners. In the event the ownership ofthe Mortgaged Premises or any part thereof becomes vested in a person other than Mortgagor, the Mortgagee may, without notice to Mortgagor, deal with such successor or successors-in-interest with reference to this Mortgage and to the Note secured hereby in the same manner as with Mortgagor without in any way discharging or vitiating liability hereunder or upon the Note or any agreement between Mortgagor and Mortgagee.

         22. Partial Payment. Acceptance by the Mortgagee or Agent of any payment in an amount less than the amount then due on the or due hereunder shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be, until paid

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
in full, an Event of Default. At any time thereafter, until the entire amount then due has been paid, the Mortgagee shall be entitled to exercise all rights conferred upon it in this Mortgage upon the occurrence of an Event of Default.

         23. Further Assurances. Mortgagor agrees that at any time, and from time to time, after execution and delivery of this Mortgage that it will, upon the request of Mortgagee, and at Mortgagor's sole expense, execute and deliver such further documents and do such further acts and things as Mortgagee may reasonably request in order to fully effect the purposes of this Mortgage and to subject to the lien of this Mortgage any property intended by the provisions hereof to be covered hereby.

         24. Estoppel Certificate. Mortgagor shall, within five
     (5) business days from written demand by the Mortgagee, execute in such form and with such content as shall be required by the Mortgagee, an estopped certificate and waiver of defenses duly acknowledged setting forth the amount of principal and interest unpaid hereunder and the general status of this Mortgage and such other information as Mortgagee may request. Failure of the Mortgagor to make and deliver to Mortgagee the estoppel certificate within the required time shall constitute an Event of Default hereunder.

         25. Future Advances. This Mortgage is given not only to secure payment of the Note (whether the entire amount shall have been advanced to or for the benefit of the Mortgagor at the date hereof, or at a later date), but also to secure any other amount or amounts, together with interest thereon, that may be advanced at any time, but not more than twenty (20) years after the date hereof, under the terms of this Mortgage. The total amount of indebtedness secured hereby may decrease or increase from time to time but the total unpaid balance so secured at any one time shall not exceed the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) plus interest thereon, plus such other disbursements as may be made by Mortgagee pursuant to the terms of this Mortgage, with interest thereon. Nothing herein contained shall be deemed an obligation on the part of the Mortgagee to make any future advances.

         26. Security Agreement. To the extent that any portion of the Mortgaged Premises shall be deemed to be subject to the provisions of the Uniform Commercial Code, this Mortgage shall serve as a "security agreement" within the meaning of the Uniform Commercial Code as adopted in the State of Florida. Mortgagor hereby grants to Mortgagee a security interest in and to all of those portions of the Mortgaged Premises which may ultimately be held to be subject to the Uniform Commercial Code. With respect to such property, Mortgagee shall have all rights afforded secured parties by the Uniform Commercial Code, as adopted in the State of Florida, and as may hereafter be modified or amended, in addition to, but not in limitation of, the other rights afforded the Mortgagee hereunder. Upon the occurrence of an Event of Default which has not been cured within any applicable notice and cure period hereunder, Mortgagee is authorized and empowered to enter the Mortgaged Premises or other place where any property may be located without legal process and to take possession of same without notice or demand, all of which are hereby waived to the maximum extent permitted by the laws of the State of Florida. Mortgagee may sell at one or more

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    public or private sales and for such price as Mortgagee
     may deem commercially reasonable any and all property encumbered by this Mortgage and any other security or property held by Mortgagee and Mortgagee may be the purchaser of any or all of such property. Whenever notification with respect to the sale or other disposition of the property is required by law, such notification of the time andplace of disposition shall be deemed reasonable if given to Mortgagor at least ten (10) days prior to the date of sale at Mortgagor's most recent address reflected on Mortgagee's books and records. A carbon, photocopy or other reproduction of this
     Mortgage shall be sufficient as a financing statement. Debtor's principal place of business and the
     Secured Party's address are set forth on the first page ofthis Mortgage. Mortgagor agrees to make, execute and deliver to the Mortgagee, in form cosatisfactory to the Mortgagee, such financing statements and further assurances as Mortgagee may from time to time consider reasonably necessary to create, protect and preserve the Mortgagee's security interest.

     27. Fees and Costs. Mortgagor shall pay or reimburse Mortgagee all the costs, charges and expenses, including reasonable attorneys' fees and reasonable consultant's fees, incurred or paid at any time by the Mortgagee or Agent, or both, because of the failure of the Mortgagor to perform, comply with and abide by each and every one of the stipulations, agreements, conditions and covenants ofthe Note, this Mortgage or the other
     Security Documents (including, without limitation, foreclosure, enforcement, condemnation or eminent domain proceedings, or any action to protect the security hereof, or any proceeding in probate, reorganization or bankruptcy). All such payments shall be secured by this Mortgage and shall bear interest at the Default Rate provided herein.
     28. Default Rate. Upon the occurrence of an Event of Default which has not been cured within any applicable notice and cure period, the principal amount of the Note, together with all accrued but unpaid interest and together with all sums which may have been advanced by Mortgagee and which are secured hereby, shall bear interest at the default rate ("Default Rate") set forth in the Note.

     29. Security Documents. This Mortgage secures the payment of all sums and the performance of all covenants to be paid or performed under the Note and the Security Documents.
     The failure by the Mortgagor or others to fully, faithfully and punctually perform all of its or their obligations under the Note and the Security Documents shall constitute an Event of Default hereunder and shall entitle the Mortgagee to proceed in accordance with the remedies available to it upon the occurrence of an Event of Default.
     30. Mortgagee's Application of Payments. Mortgagee will apply monies received under the Note and this Mortgage, or the proceeds of any sale of all or any portion of the Mortgaged
     Premises, first to the payment of receiver's fees and expenses, if any, and to the payment of all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by Mortgagee, together with interest thereon at the Default Rate, and thereafter in such order as Mortgagee may elect to payment of sums secured hereby.

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
31. Hazardous or Toxic Materials.

    31.1 Prior Use of Mortgaged Premises. Mortgagor warrants and represents that Mortgagor has made all due inquiry and investigation into the previous ownership and uses of the Mortgaged Premises and the present condition of same consistent with good commercial or customary practice in an effort to minimize liability with respect to any "Hazardous or Toxic Materials" (as hereafter defined).

    31.2 Present Use of Mortgaged Premises. Mortgagor warrants and represents that: (i) except as disclosed to Mortgagee in writing in its environmental audit, the Mortgaged Premises is presently free from contamination by or the presence of Hazardous or Toxic Materials; (ii) the Mortgaged Premises and the activities conducted thereon do not pose any significant hazard to human health or the environment or violate any applicable common law or federal, state or local laws, ordinances, rules, regulations or requirements (whether now existing or hereafter created) pertaining to the manufacture, generation, use, processing, distribution, release, treatment, discharge, emission, handling, storage, transportation or disposal of Hazardous or Toxic Materials (including, without limitation, any of the foregoing relating to emissions, discharges, release or threatened release of pollutants, contaminants or waste into the environment, air, surface or ground water, subsurface strata or otherwise) or industrial hygiene or environmental conditions (collectively, "Environmental Laws"); and (iii) the Mortgaged Premises is now and at all times hereafter will continue to be in full compliance with all Environmental Laws.

    31.3 Storage and Use of Hazardous or Toxic Materials. Mortgagor warrants and represents that the Mortgaged Premises and any improvements now or hereafter thereon have not in the past been used, are not presently being used, and will not in the future during the term of this Mortgage or the Note it secures be used for, or as a facility for, the manufacture, generation, use, processing, distribution, release, treatment, discharge, emission, handling, storage, transportation, or disposal of Hazardous or Toxic Materials (except for pesticides, the storage and use of which are in accordance with all applicable Environmental Laws).

    31.4 No Other Property of Borrower in Violation of Environmental Laws. To the best of Mortgagor's knowledge, after due inquiry and investigation, except as disclosed to Mortgagee in its environmental audit, none of the real property owned and/or occupied by Mortgagor or its subsidiaries and affiliates which is located in the State of Florida or elsewhere (including, without limitation, the Mortgaged Premises) now or has ever contained Hazardous or Toxic Materials, whether used in construction or stored on such real property.

    31.5 Underground Storage Tanks. Any aboveground or underground storage tanks on the Mortgaged Premises have been properly registered with the Florida Department of Environmental Regulation and are in full compliance with the standards for stationary tanks contained in Chapter 17-761 or Chapter 17-762, Florida Administrative Code ("FAC"), any local tank regulation program authorized under Chapter 17-63, FAC, and regulations for underground storage tanks promulgated by the U.S. Environmental Protection Agency ("EPA") under 40 CFR

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
Part 280. Mortgagor warrants and represents that, to the best of its knowledge after due inquiry and investigation and except as disclosed in writing to Mortgagee, there has never been a discharge (as that term is defined in Rule 17-761, FAC) of any pollutants, contaminants or petroleum products from any aboveground or underground storage tanks and the Mortgaged Premises has never been the subject of a petroleum contamination site cleanup or remediation under applicable Environmental
     Law.

     31.6 Release of Hazardous or Toxic Materials. Mortgagor shall not cause or permit to exist, as a result of any act or omission on Mortgagor's part or on the part of any employee, agent, independent contractor, licensee or invitee of Mortgagor or Mortgagor's subsidiaries and affiliates, and has no notice or knowledge of, a release, discharge, spillage, leak, pumping, emission, pouring, emptying or dumping of any Hazardous or Toxic Materials into waters or onto lands of the State of Florida, or waters of the United States, or elsewhere, where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by the State of Florida or the United States, unless such act or omission is pursuant to and in strict compliance with the conditions of permits issued by the appropriate federal, state or local governmental authorities and pursuant to the Environmental Laws.

     3 1.7 Indemnity.

         (a) Mortgagor and each of its general partners, jointly and severally, hereby indemnifies, and agrees to defend and save and hold Mortgagee and its directors, officers, employees, agents, successors and assigns harmless from and against any and all losses, liabilities (including, without limitation, strict liability and common law liability), obligations, damages (including, without limitation, all foreseeable and unforeseeable consequential damages to any person or entity including third parties), injuries (including, without limitation, injuries to the environment), defenses, charges, penalties, interest, expenses, fees (including attorneys' fees and paralegal, consultant and expert fees at all administrative and judicial hearing, trial and appellate levels), costs (including, without limitation, costs of any settlement), judgments, administrative or judicial proceedings and orders, remedial action requirements, enforcement actions, claims and demands of any and every kind whatsoever (whether civil or criminal), paid by, awarded against, imposed upon, incurred or suffered by, or asserted against, Mortgagee by any person or entity or governmental agency or body for, with respect to, related to, arising out of, or as a direct or indirect result of, in whole or in part: (i) the violation (whether by act, omission or otherwise) of any Environmental Laws (whether now existing or created hereafter) applicable to the Mortgaged Premises or any activity conducted thereon;
     (ii) the past, present or future manufacture use, generation, processing, distribution, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, clean-up or presence at, on or under the Mortgaged Premises or adjacent Property, or to the soil, air or to surface or ground water thereat, of any Hazardous or Toxic Materials; and (iii) the breach of any warranty or representation in this Mortgage or the Security Documents. All sums paid and costs incurred by Mortgagee with respect to the foregoing matters shall bear interest at the greater of the Default Rate or the highest applicable lawful rate and shall be secured by the lien of the Mortgage, and the lien of the Mortgage shall also further secure this indemnity and any liability of Mortgagor hereunder. Nevertheless, this indemnification shall survive the full payment and performance or discharge of the Note and the Mortgage, the release of the Mortgaged Premises and satisfaction of the Mortgage, and it shall inure to the benefit of any transferee of title to the Mortgaged Premises through foreclosure of the Mortgage or through deed in lieu of foreclosure and to such transferee's successors and assigns.

         (b) The monetary amounts for which Mortgagee is indemnified pursuant to Section 31.7(a) above shall, at Mortgagee's option, be reimbursable to Mortgagee on demand, without awaiting the outcome of any litigation, claims or other proceedings which may be filed or pursued with respect to any matter for which indemnification has been granted. Mortgagor (and each other individual or entity who has indemnified Mortgagee pursuant to Section 31 .7(a) above) shall make payments to Mortgagee from time to time within thirty (30) days after notice from Mortgagee itemizing the amounts due. The indemnifications set forth in Section 31.7(a) above shall be enforceable by Mortgagee at law and in equity.

         (c) The provisions of Section 31.7 shall apply to Mortgagor and its general partners, notwithstanding any provisions of the Note or this Mortgage to the contrary, or any limitation of monetary or other liability set forth in the Note, this Mortgage or the other Security Documents and Mortgagor and each of its general partners acknowledges that its and their obligations are unconditional and without limitation.

     31.8 Environmental Audit by Mortgagee.

         (a) In addition to any environmental audit which may have been required as a precedent to the closing of the loan evidenced by the Note and secured by this Mortgage, Mortgagee shall have the right, at its sole option, to obtain, at Mortgagor's expense (but not more frequently than three times during the term of the loan, unless Mortgagor is in default hereunder or an environmental complaint is outstanding), an environmental audit prepared by an independent engineer or other qualified environmental consultant of the Mortgagee's choice, which evaluates: (i) whether any Hazardous or Toxic Materials are present in the soil or surface or ground water at the site ofthe Mortgaged Premises or in the soil or surface or ground water adjacent to such site in quantities that would violate applicable Environmental Laws; (ii) whether any Hazardous or Toxic Materials have previously been released, intentionally or unintentionally, to the soil or to surface or ground water at the site of the Mortgaged Premises; (iii) whether Hazardous or Toxic Materials are now or have been previously used, generated, released, treated, discharged, emitted, escaped, leaked, spilled, handled, stored, transported or disposed of at the site of the Mortgaged Premises; and
     (iv) whether activities presently being conducted at the site ofthe Mortgaged Premises are in compliance with all applicable Environmental Laws. The environmental audit shall be based upon sampling of the soil, air, water, visual inspection, and such other methods as shall be appropriate. All sampling shall be conducted using accepted and scientifically valid technology and methodologies. The consultant shall prepare a written report detailing its findings and conclusions.

    (b) The Mortgagor agrees that in the event Mortgagee requests such an audit or an audit pursuant to Section
     31.12 below, and either of said audits indicates such past or present use, manufacture, generation, processing, distribution, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal, clean-up or presence, Mortgagee may, in its sole discretion, require that Mortgagor shall take all steps necessary to further define the nature of the Hazardous or Toxic Materials, any risks related to or resulting therefrom, and possible remedial measures; and thereafter may also require that all violations of law with respect to Hazardous or Toxic Materials be immediately corrected by Mortgagor at its sole cost and expense (including, without limitation, all removal, containment and remedial actions with respect to Hazardous or Toxic Materials and all fines, penalties, clean-up, enforcement and administrative costs) and that Mortgagor obtain all necessary environmental permits and approvals associated therewith.

     31.9 Notice of Hazardous or Toxic Materials. If Mortgagor receives any notice or has knowledge of: (i) the happening or existence of any material event involving the manufacture, use, generation, processing, distribution, release, treatment, discharge, emission, escape, seepage, leakage, spillage, handling, storage, transportation, disposal or clean-up of any Hazardous or Toxic Materials, or violation of any Environmental Laws, on or at the site of the Mortgaged Premises or adjacent thereto, or in connection with Mortgagor's operations thereon; or (ii) any summons, complaint, order, citation, notice (oral or written), writing or communication with regard to any matter described in subsection of this
     Section 31.9 or any other environmental, health or safety matter affecting Mortgagor or the Mortgaged Premises, or both (collectively, an "Environmental Complaint") from any person, entity or governmental agency or body (including, without limitation, the U.S. Environmental Protection Agency ("EPA"), then Mortgagor shall immediately notify Mortgagee orally and in writing of said notice, knowledge or Environmental Complaint and provide to Mortgagee copies of all written documents pertaining to same.

     31.10 No Present Notice or Actions. Mortgagor warrants and represents that: (i) there is no civil, criminal or administrative action, suit, demand, claim, investigation or proceeding, pending or threatened, against Mortgagor or which in any way relates to any Environmental Law or the Mortgaged Premises; (ii) Mortgagor has not received or been threatened with an Environmental Complaint; (iii) Mortgagor knows of no circumstances, plans, activities or practices which may interfere with or prevent compliance or continued compliance by Mortgagor with any Environmental Laws or which may give rise to liability or form the basis for an Environmental Complaint.

     31.11 Entry by Mortgagee. Mortgagee shall have the right but not the obligation, and without limitation of Mortgagee's rights under the Mortgage, to enter onto the Mortgaged Premises or to take such other action as it deems necessary or advisable to clean up, remove, decontaminate, detoxify, resolve or minimize the impact of, or otherwise deal with, any hazardous or toxic Materials or Environmental Complaint following receipt of any notice from any person or entity (including, without limitation, the EPA) asserting the existence of any Hazardous or Toxic Materials or an Environmental
     Complaint pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit or other action against Mortgagor and/or which, in the sole opinion of Mortgagee, could jeopardize Mortgagee's security under the Mortgage. All costs and expenses incurred by Mortgagee in the exercise of any such rights shall be secured by the Mortgage and shall be payable by Mortgagor upon demand, together with interest at the Default Rate.

     31.12 Periodic Environmental Audit from Mortgagor. Mortgagee shall have the right, in its sole discretion, to require Mortgagor to periodically (but not more frequently than three times during the term of the loan unless Mortgagor is in default hereunder or an Environmental Complaint is then outstanding) perform (at Mortgagor's expense) an environmental audit and, if deemed necessary by Mortgagee, an environmental risk assessment (each of which must be satisfactory to Mortgagee) of the Mortgaged Premises, hazardous waste management practices andlorhazardous waste disposal sites used by Mortgagor, if any, and of compliance with all permits, consent orders, licenses, approvals, permissions or any of the like required for the operation of the Mortgaged Premises or any business, process or activity thereon. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Mortgagee. Should Mortgagor fail to perform said environmental audit or risk assessment within thirty (30) days of the Mortgagee's written request, Mortgagee shall have the right, but not the obligation, to retain an environmental consultant to perform said environmental audit or risk assessment. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by the Mortgage and shall be payable by Mortgagor upon demand, or charged to Mortgagor's loan balance at the sole discretion of Mortgagee.

     31.13 Breach of Warranty. Any breach of any warranty, representation, covenant or agreement contained in this
     Section 31 shall be an Event of Default under the Mortgage and shall entitle Mortgagee to exercise any and all remedies provided in the Mortgage, or otherwise permitted by law.

     31.14 Definition of Hazardous or Toxic Materials. "Hazardous or Toxic Materials" includes, but is not limited to: (i) materials defined as "Hazardous Waste" or hazardous substances under the Federal Resource Conservation and Recovery Act or similar state laws; and
     (ii) "hazardous substances" as identified under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601, et. Beg., the Federal Superfund Amendments and Reauthorization Act of 1986, the Florida Resource Recovery and Management Act, the Florida Pollutant Spill Prevention and Control Act and all Federal, state or local environmental statutes, laws, ordinances, codes, rules and regulations (whether now existing or hereafter created) promulgated, adopted, entered or issued, as all of the foregoing may be amended from time to time; and (iii) those elements or compounds which are contained in any list of hazardous substances adopted by the EPA and any list of toxic pollutants or contaminants designated by Congress or the EPA (including, without limitation, those set forth in Section 101(14) of CERCLA and in Title 40, Code of Federal Regulations, Part 302) or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, polluting, or dangerous waste, substance or material, as such lists are not or at any time hereafter in effect; and (iv) asbestos; and (v) radon; and (vi) polychlorinated biphenyls; and (vii) petroleum and petroleum products (including those described in Chapter 376,
     Florida Statutes); and (viii) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human, plant or animal health or well being or the environment.

         32. Reappraisal of Mortgaged Premises. Notwithstanding anything to the contrary contained in this Mortgage or the Security Documents, if at any time and for any reason Mortgagee, in its sole discretion, determines that the value of the Mortgaged Premises may have declined or become less than Mortgagee previously anticipated, Mortgagee may obtain, at Mortgagor's sole cost and expense, a current appraisal ofthe Mortgaged Premises from an appraiser selected by Mortgagee and in such form and content as required by Mortgagee. The appraisal to be obtained pursuant to this Section 32 may, at Mortgagee's option, be in form and content necessary to meet the requirements of all laws, rules and regulations to which Mortgagee may be subject. Mortgagor shall cooperate fullY

      , with any such appraiser and provide all such documents and information as such appraiser may request in connection with the appraiser's performance and preparation of such appraisal. Mortgagofs failure to promptly and fully comply with Mortgagee's requirements under this Section 32 shall, without further notice, constitute an Event of Default under this Mortgage and the Security Documents. Notwithstanding the above, in the absence of an Event of Default, Mortgagor shall only be obligated to pay the cost of a reappraisal of the Mortgaged Premises obtained by Mortgagee pursuant to this Paragraph 32 not more than two times during the term of the loan.

     33. Severability and Savings Clauses.

     (a) If any provision of this Mortgage is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Mortgage shall remain in full force and effect and shall be liberally construed in favor of Mortgagee in order to effect the provisions of this Mortgage.

     (b) Notwithstanding any other provision of this or any other document to the contrary, in no event shall the applicable interest rate as defined in the Note secured hereby, or in this Mortgage exceed the maximum rate of interest permitted by applicable law.

     34. Jurisdiction: Appointment of Agent.

     (a) Mortgagor and its general partners hereby acknowledge and agree that all disputes arising, directly or indirectly, out of or relating to the Note, the Mortgage, any guaranty, the Security Documents or any or all of the foregoing shall be dealt with and adjudicated in the courts of the State of Florida in Lee County, Florida, or the United States District Court for the Middle District of Florida and hereby expressly irrevocably submit to the jurisdiction of such courts upon the persons of the Mortgagor and its general partners, or any of them, in any suit, action or proceeding arising, directly or indirectly, out of or relating to the Note, the Mortgage, any of the Security Documents or any or all of the foregoing. So far as it is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified below, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Mortgagor or its general partners, or any of them, in such court.

     (b)The Mortgagor and its general partners hereby irrevocably waive, to the fullest extent permitted by law, and agree not to assert, by way of motion, as a defense or otherwise, any objection which any or all of them may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court, any claim that any such suit, action or proceeding brought in the above-named courts has been brought in an inconvenient forum, or any claim that they or any of them is not personally subject to the jurisdiction of such courts. Provided that service of process is effected in one of the manners specified below or is otherwise permitted by law, the parties so served agree that final judgment in any such suit, action or proceeding brought in one of the above-named courts shall be conclusive and binding upon the parties so served and may, so far as is permitted under the applicable law, be enforced in the courts of the State of Florida (and in any other courts to the jurisdiction of which the Mortgagor and its general partners are subject) and that neither the Mortgagor or its general partners will assert any defense in any such suit upon such judgment.

     (c) The Mortgagor and its general partners hereby, collectively, designate Robert M. Taylor, individually, having an address of 12800 University Drive, Suite 350, Fort Myers, Florida, 33907 as their authorized agent to accept and acknowledge on their behalf service of any or all process that may be served in any suit, action or proceeding in the nature referred to herein in any court having jurisdiction. Such agent, by execution of this Mortgage, consents to and accepts designation and appointment as agent for service of process upon the Mortgagor and each of its general partners. In the event of the death or incapacity of the agent, Mortgagor and each of the general partners covenant and agree, within 30 days of such death or incapacity to designate and appoint an agent or agents reasonably satisfactory to Mortgagee and to deliver to Mortgagee evidence of writing of such agent acceptance of appointment.

      (d) Nothing contained herein shall affect the right of Mortgagee to serve process in any manner permitted by law or limit the right of Mortgagee to bring proceedings against Mortgagor or its general partners in the courts of any jurisdiction or jurisdictions.

         35. Preservation of Agreements. Mortgagor shall comply with and timely abide by, and shall preserve and keep in full force and effect all agreements, leases, approvals, permits and licenses benefitting, affecting or encumbering the Mortgaged Premises, or which are necessary for the development, use and operation of the Mortgaged Premises for its intended purpose or purposes.

         36. Indemnification. Mortgagor and its general partners shall, jointly and severally, protect, indemnify, defend and hold Mortgagee and its directors, officers, agents, employees and counsel, harmless from and against any and all liability, loss, expense or damage of any kind or nature (including, without limitation, reasonable attorneys' and reasonable consultants' fees) arising out of any matter, action or inaction of Mortgagee with respect to the Note, this Mortgage, the

Security Documents or the Mortgaged Premises. This indemnification shall survive payment of the indebtedness secured hereby.

     37. Miscellaneous Provisions.

     (a) Time. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Note and the Security Documents.

     (b)Communications. Any notice, request, demand, consent, approval or other communication provided or permitted hereunder shall be in writing and be hand delivered (and receipted for), given by facsimile (with telephonic confirmation of receipt) or sent by the United States first-class certified or registered mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at the addresses set forth in the Loan Agreement; provided, however, that either party may change its address for purposes of receipt of any such communication by giving at least ten (10) days written notice of such change to the other party in the manner above prescribed. Mortgagor hereby irrevocably appoints, designates and authorizes Mortgagee as its agent to file for record any notices that Mortgagee deems necessary or desirable to protect its interest hereunder or under the Note or the Security Documents. Any notice hand delivered shall be deemed received upon delivery and any notice mailed in accordance with the above provisions shall be deemed received and effective on the third business day after mailing. For purposes of this Section 37(b), " hand-delivery" shall include telegram or overnight courier. Notwithstanding the foregoing, at its option, any communication by Mortgagee to Mortgagor may be given orally (either in person or by telephone if confirmed in writing within three (3) days thereafter) or by telex or facsimile. Copies of notices to Mortgagee or Agent shall also be given, concurrently therewith, to Marshall J.
     Emas, Esq., English, McCaughan & O'Bryan, P.A., 100 Northeast Third Avenue, Suite 1100, Fort Lauderdale, Florida 33301 and copies of notices to Mortgagor shall also be given, concurrently therewith, to Diane Jensen, Esq., Pavese, Garner, et al., 1833 Hendry Street, Fort Myers, Florida 33901. Notice from counsel for one party to the other shall be deemed notice hereunder.

      (c) Captions. Captions of paragraphs contained in this Mortgage are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Mortgage or the intent of any provision hereof.

     (d) Choice of Law: Construction of Mortgage. This Mortgage has been negotiated, executed and delivered in the State of Florida and shall be governed by and construed in accordance with the laws of the State of Florida. Mortgagor acknowledges that both Mortgagor and Mortgagee have each been represented by counsel of their choice in the preparation, negotiation and execution of this Mortgage and the Security Documents. Neither the Note, this Mortgage nor the Security Documents shall be more strictly construed against one party than against the other by virtue of the fact that it may have been physically prepared by one party or its counsel.

      (e) Joint and Several Liability. If more than one person or entity executes this Mortgage, each is and shall be jointly and severally liable hereunder; and if Mortgagor is a general

         3 8
    partnership, then all partners of Mortgagor (and if
     Mortgagor is a limited partnership, then all general
     partners of Mortgagor) shall be jointly and severally
     liable hereunder, notwithstanding any contraryId,
      provision in the partnership laws of the State of
     Florida.                                                  rev
                                                                  to
                                                                  red
                                                                  D

     (f) Modification. No agreement unless in writing and signed by an authorized officer of Mortgagee and no course of dealing between the parties hereto shall be affect of the change, waive, terminate, modify, discharge or release in whole or in part any provision of this Mortgage.

     (g) No Representation by Mortgagee. By accepting or approving anything required to be observed or performed or fulfilled, or to be given to Mortgagee pursuant to this Mortgage or any of the Security Documents (including, without limitation, the certificate of any officer or director of Mortgagor, balance sheet, statement, survey or appraisal) Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or any term, provision or condition thereof, nor shall any acceptance or approval constitute any warranty or representation by Mortgagee.

     (h) Attorneys' Fees and Expenses Defined. Any reference in this Mortgage to attorneys' fees paid or incurred by Mortgagee or Agent, or both, shall be deemed to include paralegals', legal assistants and consultants' fees, all to the extent reasonable. In addition, wherever provision is made herein for payment of such fees or expenses, such provision shall include, without limitation, fees and expenses incurred in any judicial, bankruptcy, reorganization, administrative or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced or after entry of any judgment.

     (i) Withholding Taxes. If, under any applicable law or regulation, Mortgagor shall be required to make any withholding or deduction from any payment due hereunder or under any of the Security Documents for or in respect of any present or future taxes, levies, impositions, charges or fees of any nature whatsoever (except for Mortgagee's income taxes), the amount due Mortgagee from Mortgagor with respect to such payment shall be increased to the extent necessary to insure that, after making such withholding or deduction, Mortgagee shall receive an amount equal to the amount which Mortgagee would have received had no such withholding or deduction been made. If Mortgagor shall fail to make any withholding or deduction which is required to be made under applicable law or regulation, Mortgagee reserves the right to make payment thereof. If Mortgagee makes such payment, or if Mortgagee shall be required to pay any tax, levy, imposition, charge or fee (except for Mortgagee's income taxes), Mortgagor shall indemnify Mortgagee for such payment and same shall, together with any interest, penalties and expenses in connection therewith, bear interest at the Default Rate and be payable upon demand. Any increased amount required to be paid by Mortgagor in accordance with the provisions of this Section 37(i) shall have the same character as the amount for which it is paid but shall not: (i) if characterized as principal, be applied in reduction of principal; or (ii) if characterized as interest, be applied in reduction of accrued and unpaid interest.

      (j) Platting. Condominium and Homeowners' Documents. Mortgagor shall not plat the Mortgaged Premises or any portion thereof, submit the Mortgaged Premises or any portion thereof to the condominium form of ownership, or subject the Mortgaged Premises or any portion thereof to any conditions, covenants, agreements, restrictions, easements or otherwise, without the prior written consent of Mortgagee. Such consent shall be conditioned upon Mortgagee's receipt of: (i) satisfactory opinions of counsel; (ii) title endorsements insuring the validity of the regime created and, further, insuring the continued lien and priority of the Mortgage; and (iii) Mortgagee's reasonable satisfaction with the form and content of any plat, declaration of condominium, or conditions, covenants, agreements, restrictions, easements or otherwise.

     (k) Forfeiture of Property. Mortgagor warrants and represents that neither Mortgagor, any of its general partners or any other individual or entity, has committed any act or omission, or has consented to any act or omission, which would afford any Governmental Authority the right or remedy of forfeiture or seizure of all of:
     (i) all or any part of the Mortgaged Premises, any collateral under the Security Documents or any property (including, without limitation, money) delivered to Mortgagee, or any other party, in the performance of Mortgagor's obligations under this Mortgage or the other Security Documents; or (ii) any interest in or income, profits or proceeds of, any ofthe property described in subsection (i) of this Section 37(k). Mortgagor agrees not to engage in any act, or permit the occurrence of any act or omission that would afford any Governmental Authority the right or remedy of forfeiture or seizure. Moreover, Mortgagor agrees that the filing of any charges, or the commencement of any proceedings, against Mortgagor or any general partner of Mortgagor, or against any of the property described in subsection (i) of this
     Section 37(k), or against any person having any interest in, or use or possession of any such property, that would afford any Governmental Authority the right or remedy to forfeit or seize any such property, shall constitute an Event of Default under this Mortgage (and, notwithstanding anything to the contrary contained in this Mortgage, Mortgagor shall have no right to cure such Event of Default).

         38. Waiver of Counterclaims. Mortgagor and its partners hereby waive the right to impose, in any action with respect to the Note, this Mortgage, or the other Security Documents, any counterclaim (except mandatory counterclaims) or to have any such action consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit Mortgagor from instituting or maintaining a separate action against Mortgagee with respect to any asserted claim.

         39. Exculpation of Limited Partners. Mortgagor's limited partners shall not be personally liable for repayment of principal, interest or "Prepayment Costs" under the Note.

         40. CLNY as Agent for Mortgagee. Mortgagor acknowledges that CLNY, which, together with Barnett and FINOVA, constitutes Mortgagee, seines as agent for Mortgagee hereunder. CLNY, as Agent, shall have the right to take all actions and exercise all rights on behalf of, for the account of and in the name of Mortgagee under the Note secured hereby, this Mortgage and any and all other Security Documents and Mortgagor shall accept such actions and performance by Agent as authorized on behalf of, for the account of and in the name of Mortgagee. In the event CLNY shall assign its rights as Agent, at its option, it shall thereafter be relieved of any further responsibility under this Mortgage and the other Security Documents. All covenants, agreements, representations, warranties, indemnifications, obligations and performances of
     Mortgagor or others to Mortgagee under this Mortgage, the Note and the other Security Documents, shall also be deemed to run to, benefit, include and be enforceable by Agent.

         41. Waiver of Trial by Jurv. MORTGAGOR, ITS PARTNERS, MORTGAGEE AND AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS MORTGAGE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OR ALL OF THE SECURITY DOCUMENTS OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS MORTGAGE OR THE SECURITY DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN DESCRIBED IN THIS MORTGAGE OR EVIDENCED OR SECURED BY THE SECURITY DOCUMENTS, AND FOR MORTGAGOR TO EXECUTE AND DELIVER THIS MORTGAGE. THE PROVISIONS OF THIS
     SECTION 41 SHALL SUPERSEDE AND CONTROL ANY PROVISIONS IN THIS MORTGAGE OR THE SECURITY DOCUMENTS TO THE CONTRARY.

         42. Limitation on Collateral under Indenture. Mortgagee's consummation ofthe loan (the "Loan") secured by this Mortgage is based upon Mortgagor's representation and warranty that the Loan qualifies as "Permitted Real
     Property Indebtedness" ("PRPI"), as defined under the "Indenture" described in the Loan Agreement. Such definition sets forth the collateral which may secure
     PRPI. Notwithstanding any other provision of this Mortgage or the other Security Documents to the contrary, nothing in this Mortgage or the other Security Documents grants, or is intended by Mortgagor or Mortgagee to grant, to Mortgagee an interest in collateral which would violate that permitted to secure PRPI under the Indenture. In the event a court of competent jurisdiction should determine that: (i) the collateral granted to Mortgagee under this Mortgage or the other Security
     Documents does not conform to that permitted to secure
     PRPI; and (ii) as a result, Mortgagor would be in breech of or default under the provisions ofthe Indenture, then the grant of such collateral shall be void ab initio and the collateral securing the Loan shall be limited to that permitted under the Indenture to secure PRPI and any other collateral encompassed hereby shall secure the "Loans" described in the Loan Agreement.

         IN WITNESS WHEREOF, this Mortgage has been duly executed, delivered and sealed by the Mortgagor on the day and year first above written.

     Signed, sealed and delivered in the presence of:

     MORTGAGOR:

     to

                            ;=
                            rot
                            CO

SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP, an
     Ohio limited partnership

     to := rv

         By:                    T & T Resorts, L.C., a
     Florida limited liability  N
                         a General Partner    SO

     Nan~/ ~ -

     N~ ~ ~5

                           Name:

                           Name:

     Name:

              By:            , _

     _.._. it. ~ ~ ~._^

     V~

     c,

               . ~ '` r I    Cam

     -

                        Robert M./aylor, Manager
     Address: 12800 University Drive
     Suite 350 \
     Fort Myers, Florida 3~/

     MORTGAGEE:

     CREDIT LYONNAIS NEW YORK BRANCH

     By:

     Address: 1301 Avenue of the Americas
                         1 8th Floor
                         New York, NY 10019

     BARNETT BANK, N.A.

     By:Name: Title: Address: 2000 Main Street, 2nd Floor
     Ft. Myers, FL 33901

     FINOVA CAPITAL CORPORATION, a Delaware corporation

     Address: 7272 East Indian School Road, Suite 410
                             Scottsdale, AZ 85251

      H:\users\wp\credit\ssr\free3.5\documts\mtg-sprd.cn3
     :5.23.97:pjh         4 2

SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP, an
     Ohio limited partnership

     to

                                 By: T & T Resorts, L.C., a
     Florida limited liability   rem
                                 company, its General
     Partner
                                            ID

     Name:

                      ~-~
     Name: ~:~ As. CAP ~

     /~k W~.

     Name: '1~' /  ,46

     Name:

     Name:

     Name:

     Name:

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     :5.23.97:pjh        4 2

       By:

                                           Robert M. Taylor, Manager
                         Address:             12800 University Drive
                                                           Suite 350
                                           Fort Myers, Florida 3390?

     MORTGAGEE:

                            CREDIT
                               ~ .
                               By:            , .
                             Name:       ~ct~ 2~t
                            Title:\/ . =~ cash Dow
                          Address:1301 Avenue ofthe Americas
                                       18th Floor

     New York, NY 10019

     SNAIL NEW YORK BRANCH

          ~ 1

     BARNETT BANK, N.A.

     Address: 2000 Main Street, 2nd Floor
                    Ft. Myers, FL 33901

     FINOVA CAPITAL CORPORATION, a Delaware corporation

     Address: 7272 East Indian School Road, Suite 410
                             Scottsdale, AZ 85251

SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP, an
     Ohio limited partnership

     Name:

     Name:

     Name:

     Name:

                          ~ ~,,0~
                N e: MU SIN) /11. t'Al~er~
                          /~)6 -

     ~ne: ~e~ (God

     Name:

     Name:

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     :5.23.97:pjh

    By: T & T Resorts, L.C., a Florida limited liability
     company, its General Partner

                                           Robert M. Taylor, Manager
                         Address:             12800 University Drive
                                                           Suite 350
                                           Fort Myers, Florida 33907

     MORTGAGEE:

     CREDIT LYONNAIS NEW YORK BRANCH

     By:

                              Name:
                             Title:
                           Address:             1301 Avenue of the Americas
                                                                 18th Floor
                                                         New York, NY 10019

     BARNETT BANK, N.A.

     By: ~K~  :~<
     Name: BY I D4 ~ ~ l=cm em
     Title: |/`f~ ~'de''>

     Address: 2000 Main Street, 2nd Floor
                    Ft. Myers, FL 33901

     FINOVA CAPITAL CORPORATION, a Delaware corporation

     By:
     Name :
     Title:
     Address: 7272 East Indian School Road, Suite 410
     Scottsdale, AZ 85251

SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP, an
     Ohio limited partnership

    By: T & T Resorts, L.C., a Florida limited liability
     company, its General Partner

     Name:

     Name:

     Name:

      ~ ~.0~
     Name: Ail S;4AJ /11. ^~^e~
     /~
     ame. 7)etz71~ (~41/

     Name:

     Name:

     H:\users\wp\credit\ssr\free3.5\documts\mtg-sprd.cn3
     :5.23.97:pjh

                                           Robert M. Taylor, Manager
                         Address:             12800 University Drive
                                                           Suite 350
                                           Fort Myers, Florida 33907

     MORTGAGEE:

     CREDIT LYONNAIS NEW YORK BRANCH

     By:Name:

     Address: 1301 Avenue ofthe Americas
                         1 8th Floor
                         New York, NY 10019

     BARNETT BANK, N.A.

     By: 4~  :~:
     Name: )Y I T)4 ~ t=~777
     Title: 1/l-? deny
     Address: 2000 Main Street, 2nd Floor
     Ft. Myers, FL 33901

     FINOVA CAPITAL CORPORATION, a Delaware corporation

     Address: 7272 East Indian School Road, Suite 410
                             Scottsdale, AZ 85251

Name

     Name:

     Name:

                           Name:

                           Name:

                           Name:

                           Name:

     Name:

     H:\users\wp\creditYssr\fi.ee3.5\documts\mtg-sprd.cn3:5.23.97:pjh

     SOUTH SEAS PROPERTIES COMPANY LIMITED
     PARTNERSHIP, an Ohio limited partnership

    By: T & T Resorts, L.C., a Florida limited liability
     company, its General Partner

                       Robert M. Taylor, Manager
     Address: 12800 University Drive
     Suite 350
     Fort Myers, Florida 33907

     MORTGAGEE:

     CREDIT LYONNAIS NEW YORK BRANCH

                               By:
                             Name:
                            Title:
                          Address:              1301 Avenue ofthe Americas
                                                                18th Floor
                                                        New York, NY 10019

     BARNETT BANK, N.A.

     Address: 2000 Main Street, 2nd Floor
                    Ft. Myers, FL 33901

     FINOVA CAPITAL CORPORATION, a Delaware corporation A<
     :~]

     Native: JOCK FIELDS, 111
     Title: tikuUI~ VICIf PRESIDENT
     Address: 7272 East Indian School Road, Suite 410
     Scottsdale, AZ 85251

AGENT:

     CRY

                       ~':          ~By:3

     Name: Jib 64.~, Q~e A,

                          /~: /)

     Name: 'I {' U=h~,)

     STATE OF FLORIDA

     COUNTY OF

     iYONNAI$ NEW YORK BRANCH

                            Name _           tfi(A s'c~cc Z^~f'^
                            Title:          1/ `' r C ire Hi d ~
                          Address:   1301 Avenue of the Americas
                                                     1 8th Floor
                                              New York, NY 10019

         The foregoing instrument was acknowledged before me this day of May, 1997, by ROBERT M. TAYLOR, as Manager of T & T RESORTS, L.C., a Florida limited liability company, on behalf of the company, the general partner of South Seas Properties Company Limited Partnership, an Ohio limited partnership, on behalf of the partnership. He is personally known to me or produced as identification.

     Notary Public, State of Florida at Large

     My Commission Expires:

     The undersigned hereby executed this Mortgage solely for the purpose of evidencing the consent of: (i)
     Robert M. Taylor as to the designation and appointment as agent for service of process upon the Mortgagor and its partners, as described in Section 34(c) above; and
     (ii) as to the provisions of Section 39 above.

     AGENT FOR SERVICE OF PROCESS

     ROBERT M. TAYLOR

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     :5.23.97:pjh         4 3

AGENT:

     CREDIT LYONNAIS NEW YORK BRANCH

     Name:

     Name:

     STATE OF FLORIDA

     ) SS:

              COUNTY OF `     ~)

                                                   cat
                                 By:                      c,'
                                 Name:                     .=
                                 Title:
                                 Address:     1301 Avenue ofthe Americas
                                   1 8th Floor
                                      New York, NY 10019

         The foregoing instrument was acknowledged before me this Ad) Clay of May, 1997, by ROBERT M. TAYLOR, as Manager of T & T RESORTS, L.C., a Florida limited liability company, on behalf of the company, the general partner of South Seas Properties Company Limited Partnership, an Ohio limited partnership, on behalf of the partnership. He is personally known to me or produced ~v/~ asidentification.

     Notary Public, State of Florida

     My Commission Expires:

                   EDW1NA ~ . VELl ErrE
                 MY WHMISSION fl CC 907480
                  EXP1PES: August 12.1997

     The undersigned hereby executed this Mortgage solely for the purpose of evidencing the consent of (i) Robert
     M. Taylor as to the designation and appointment as agent for service of process upon the Mortgagor and its partners, as described in Section 34(c) above; and (ii) as to the provisions of Section 39 above.

     AGENT SERVICE OF PROCESS
        ,~

                    ROBERT M. TAYLOR    J

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
STATE OF NEW YORK )

     ) SS:
     COUNTY OF NEW YORK )

     The foregoing instrument was acknowledged before me this 29th day of May, 1997, by Mischa Zabotin , as Vice President of
     CREDIT LYONNAIS NEW YORK BRANCH, on behalf of the corporation. Hemp is personally known to me ~d ~g,~`Q~

                     !4            I ~

     Notary Public, State of New Y at Large j "i

     My Commission Expire-.

     BR~,~i;;r`; ~ . .

     Notary PubEc7,St'ase of NeV~,qrQ~ is,' '.

    BANK, N.A., on behalf of the corporation. He/she is personally known to me or produced _ as identification.

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     Notary Public, State of Florida at Large

     My Commission Expires:

STATE OF NEW YORK

     COUNTY OF

     ) SS:

    The foregoin,, instrument was acknowledged before me this day of May, 1997, by , as of CREDIT LYONNAIS NEW YORK BRANCH, on behalf of the corporation. He/she is personally known to me or produced -- I-- =-^. ^

     STATE OF FLORIDA )

     ~ ) SS:

              COUNTY OF ~QQ   )

     . as identification.

     Notary Public, State of New York at Large

     My Commission Expires:

     T,kg forego) nstru ent was acknowledged b,e re me As o;
     q day of May, 1997, by
                                                       now
                                                            ~ as
                                                            |J9~,
                                                            1~/10~ ~
                                                            of
                                                            BARRETT

    BANK, N.A., on behalf of the corporation. He/she is personally known to me or produced _ as identification.


     No/t

     ary Public, State of Florida at Large

     My Commission Expires:

      SUSAN M. PALMER
     MY COMMISSION /
     EXPIRES: Jenwy 8, 1 -

               11   ,

                        ~ fir

     STATE OF( ~<: )

     COUNTY OFT) SS:

     The foregoing instrument was acknowledged before me this~day of May, 1997, by_ GROIIP
     VIEW PRFe~l,--iE~f FINOVA CAPITAL CORPORATION, on behalf of the corporation. Hemp is personally known to me or produced as identification.

     STATE OF NEW YORK )

     COUNTY OF

     gait
                        Notary Public, State of Cam at
                             Large

     , _~

     My Commission ~p~=======s=r=r====*r======-=i
                 OFFAL SEAL ~

     CHARL01TES.VANWER I Nol~ry Pubik - Stan of Arizona
     MARICOPA COUNTY y Comm. Expiw Apfl 1l, 2000 i

     ) SS:

                                       The foregoing
     instrument was acknowledged before me thisday of May, 1997, by

     CREDIT LYONNAIS NEW YORK BRANCH, on behalf of the corporation, as Agent. He is personally known to me or produced as identification.

     Notary Public, State of New York at Large

     My Commission Expires:

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
STATE OF

     COUNTY OF

                             )

                             )

     ) SS:

    The foregoing instrument was acknowledged before me this day of May, 1997, by_ , as of FENOVA CAPITAL CORPORATION, on behalf of the corporation. He/she is personally known to me or produced as identification.

     Notary Public, State of at Large

     My Commission Expires:

     STATE OF NEW YORK )
              ) SS:
              COUNTY OF NEW YORK )

     The foregoing instrument was acknowledged before me this Monday of May, 1997, by
                                                       Mischa
                                                            Zabotin
                                                            , as
                                                            Vice
                                                            President of

     CREDIT LYONNAIS NEW YORK BRANCH, on behalf of the corporation, as Agent. He is personally known to me Ox
     ~,;

       ~,< ~=
     Notary Publi State of New York arge

     My Commission Expires:

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     C'
       Act

     CO
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     Bet

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     ,CO

     Cal
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     V]
     BREIGE AVERY., ~
     Notary Public. State ot'0eNh,York

     . No 4~1 49017Afi ~ ~ ~ ~ .

               Qualified ire puee,ns C~U6I} A,
     Commission Fxpire5: Adg ,3.~ /
     ' ~ ' 4'2. 71 ~ 'a

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
-

                        EXHIBIT "A"

                           LAND

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     :5.23.97:pjh         4 6

     to It rot

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     rat, at

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
            ~            ~

     Commonwealth

                       EX~TBTT A TO
     AMENDED AND RESTATED FIRST MORTGAGE AND SECURITY
            AGREEMENT AND NOTICE AND AGREEMENT
                     OF FUTURE ADUANCE

     Commit.ment. No.: B64-42.38.33 File No.: M72.~fihG

     I,ot.s 15 and 16, Block 7, of that certain s~h~ivision known as IJNTT No 2, SANTBF,T, F8TATES, according to the map or plat. thereof on file and recorded in the office of the Clerk of the Circuit. Court. of T`ee Country, Florida, in Plat. Hook 9, Page 1?.3, ANn all the OTrant.ors right., title and interest. to t.hat port.ion of Eot. 2, Rlock 8, SANJPsF.T, F9TATER IJNTT 2, lying het.ween t.he Nort.hwesterly prolongat.ion of t.he Sout.herly lot. line of r,Ot. lfi of t.he aforesaid Sanibel F,st.at.es Ilnit. 2. anfl t.he Nort.herly lot. line of t.he aforesaid I,ot. 15 of Sanibel ~,st.at.e.s Ilnit. 2, said propert.y having it.s F,ast.erly and Westerly hounflaries respe~t.ively nn t.he hank of t.he cana1 shown in t.he aforesaid plat. of Sanibel Est.at.es IJnit. ~ and t.he Fast.erly right.-of-way of G~lf nrive as shown on t.he aforesaifl plat. of Ranibel Fst.at.es IJnit. ~ t.oget.her wit.h any anfl all riparian rights t.here~,nt.o helonging nr ot.herwise pert.aining.

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